     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2007.

                                                              FILE NO. 033-63829

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                  ------------

                            POST-EFFECTIVE AMENDMENT
                               NO. 16 TO FORM S-2
                                  ON FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        UNION SECURITY INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                      IOWA

         (State or other jurisdiction of incorporation or organization)

                                      6311

            (Primary Standard Industrial Classification Code Number)

                                   81-0170040

                    (I.R.S. Employer Identification Number)

                              576 BIELENBERG DRIVE
                           WOODBURY, MINNESOTA 55125
                                 (651) 738-4000

              (Address, including zip code, and telephone number, including area codes of registrant's principal executive offices)

                                RICHARD J. WIRTH
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-1941

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

       (APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC)

                                  ------------

/X/ If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
/ / If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                     PART I

TD WATERHOUSE VARIABLE ANNUITY

VARIABLE ACCOUNT D
ISSUED BY:
UNION SECURITY INSURANCE COMPANY
P.O. BOX 64272
ST. PAUL, MINNESOTA 55164
ADMINISTERED BY:
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085


TELEPHONE:      1-800-862-6668 (CONTRACT OWNERS)
                1-800-862-7155 (REGISTERED REPRESENTATIVES)



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This prospectus describes information you should know before you purchase the TD Waterhouse Variable Annuity. Please read it carefully before you purchase your variable annuity.

TD Waterhouse Variable Annuity is a contract between you and Union Security Insurance Company (formerly Fortis Benefits Insurance Company) where you agree to make at least one Premium Payment and Union Security agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:

X  Flexible, because you may add Premium Payments at any time.

X Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

X Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.

At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Funds are part of the following Portfolio companies: AIM Variable Insurance Funds, AllianceBernstein Variable Products Series Fund, Inc., American Investments Variable Portfolios, Inc., Federated Insurance Series, Gartmore Variable Insurance Trust, Hartford Series Fund, Inc., ING Investors Trust, ING VP Natural Resources Trust, MFS(R) Variable Insurance Trust, Neuberger Berman Advisers Management Trust, Pioneer Variable Contracts Trust, Van Eck Worldwide Insurance Trust and Wells Fargo Variable Trust Funds.

You may also allocate some or all of your Premium Payment to either the Fixed Accumulation Feature or a Guarantee Period. The Fixed Accumulation Feature pays an interest rate guaranteed for a certain time period from the time the Premium Payment is made. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to the Fixed Accumulation Feature or a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.

If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us at 1-800-862-6668 to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC").

Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov).

This Contract IS NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

This Contract and its features may not be available for sale in all states.

--------------------------------------------------------------------------------


PROSPECTUS DATED: MAY 1, 2007



STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 1, 2007

2                                           UNION SECURITY INSURANCE COMPANY

-------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            PAGE
--------------------------------------------------------------------------------
DEFINITIONS                                                                    3
FEE TABLE                                                                      5
HIGHLIGHTS                                                                     7
GENERAL CONTRACT INFORMATION                                                   8
  Union Security Insurance Company                                             8
  The Separate Account                                                         8
  The Funds                                                                    8
PERFORMANCE RELATED INFORMATION                                               11
FIXED ACCUMULATION FEATURE                                                    12
  Guarantee Periods                                                           12
THE CONTRACT                                                                  14
  Purchases and Contract Value                                                14
  Charges and Fees                                                            18
  Death Benefit                                                               19
  Surrenders                                                                  20
ANNUITY PAYOUTS                                                               21
OTHER PROGRAMS AVAILABLE                                                      23
OTHER INFORMATION                                                             24
  Legal Matters                                                               25
  More Information                                                            25
FEDERAL TAX CONSIDERATIONS                                                    25
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS                          31
ACCUMULATION UNIT VALUES                                                      38
FURTHER INFORMATION ABOUT UNION SECURITY INSURANCE COMPANY                    41
TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION                      47
APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS                     48
APPENDIX II -- INVESTMENTS BY UNION SECURITY                                  50
FINANCIAL STATEMENTS

UNION SECURITY INSURANCE COMPANY                                           3

-------------------------------------------------------------------------------

DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ACCOUNT: Any of the Sub-Accounts or the Fixed Accumulation Feature.

ACCUMULATION PERIOD: The time after you purchase the Contract until we begin to make Annuity Payouts.

ACCUMULATION UNITS: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

ACCUMULATION UNIT VALUE: The daily price of Accumulation Units on any Valuation Day.


ADMINISTRATIVE OFFICE: Hartford Life Insurance Company administers these Contracts. Their location and overnight mailing address is: 200 Hopmeadow Street, Simsbury, Connecticut 06089. Their standard mailing address is: U.S. Wealth Management, P.O. Box 5085, Hartford, Connecticut 06102-5085.


ANNIVERSARY VALUE: The value equal to the Contract Value as of a Contract Anniversary, adjusted for subsequent Premium Payments and withdrawals.

ANNUAL MAINTENANCE FEE: An annual $30 charge deducted on a Contract Anniversary or upon full Surrender if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.

ANNUITANT: The person on whose life the Contract is issued. The Annuitant may not be changed after your Contract is issued.

ANNUITY CALCULATION DATE: The date we calculate the first Annuity Payout.

ANNUITY COMMENCEMENT DATE: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90, unless you elect an earlier date or we, in our sole discretion, agree to postpone to another date following our receipt of an extension request.

ANNUITY PAYOUT: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

ANNUITY PAYOUT OPTION: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

ANNUITY PERIOD: The time during which we make Annuity Payouts.

ANNUITY UNIT: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

ANNUITY UNIT VALUE: The daily price of Annuity Units on any Valuation Day.

BENEFICIARY: The person entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner, joint Contract Owner or Annuitant.

CHARITABLE REMAINDER TRUST: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

CODE: The Internal Revenue Code of 1986, as amended.

COMMUTED VALUE: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.

CONTINGENT ANNUITANT: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

CONTRACT: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.

CONTRACT ANNIVERSARY: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

CONTRACT OWNER, OWNER OR YOU: The owner or holder of the Contract described in this prospectus including any joint Owners. We do not capitalize "you" in the prospectus.

CONTRACT VALUE: The total value of the Accounts on any Valuation Day.

CONTRACT YEAR: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

DEATH BENEFIT: The amount payable after the Contract Owner or the Annuitant dies.

DOLLAR COST AVERAGING: A program that allows you to systematically make transfers between Accounts available in your Contract.

FIXED ACCUMULATION FEATURE: Part of our General Account, where you may allocate all or a portion of your Contract Value. In your Contract, this is defined as the "Fixed Account."

GENERAL ACCOUNT: This account holds our company assets and any assets not allocated to a Separate Account. The assets in

4                                           UNION SECURITY INSURANCE COMPANY

-------------------------------------------------------------------------------

this account are available to the creditors of Union Security and/or Hartford.

JOINT ANNUITANT: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

NET INVESTMENT FACTOR: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

NON-VALUATION DAY: Any day the New York Stock Exchange is not open for trading.

PAYEE: The person or party you designate to receive Annuity Payouts.

PREMIUM PAYMENT: Money sent to us to be invested in your Contract.

PREMIUM TAX: A tax charged by a state or municipality on Premium Payments.

QUALIFIED CONTRACT: A Contract that is defined as a tax-qualified retirement plan in the Code.

REQUIRED MINIMUM DISTRIBUTION: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

SUB-ACCOUNT VALUE: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

SURRENDER: A complete or partial withdrawal from your Contract.

SURRENDER VALUE: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable Market Value Adjustment.

UNION SECURITY: Union Security Insurance Company, the company that issued this Contract.

VALUATION DAY: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4: 00 p.m. Eastern Time.

VALUATION PERIOD: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

UNION SECURITY INSURANCE COMPANY                                           5

-------------------------------------------------------------------------------

                                   FEE TABLE

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT.

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU PURCHASE THE CONTRACT OR SURRENDER THE CONTRACT. CHARGES FOR STATE PREMIUM TAXES MAY ALSO BE DEDUCTED WHEN YOU PURCHASE THE CONTRACT, UPON SURRENDER OR WHEN WE START TO MAKE ANNUITY PAYOUTS.

CONTRACT OWNER TRANSACTION EXPENSES

Sales Charge Imposed on Purchases (as a percentage of Premium Payments)                                 None
Maximum Contingent Deferred Sales Charge (as a percentage of Premium Payments)                          None

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY AND ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING FEES AND EXPENSES OF THE UNDERLYING FUNDS.

ANNUAL MAINTENANCE FEE (1)                                                                               $30
SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily Sub-Account value)
  Mortality and Expense Risk Charge                                                                       0.45%
  Total Separate Account Annual Expenses                                                                  0.45%

(1) An annual $30 charge deducted on a Contract Anniversary or upon Surrender if the Contract Value at either of those times is less than $50,000. It is deducted proportionately from the Accounts in which you are invested at the time of the charge.

THIS NEXT ITEM SHOWS THE MINIMUM AND MAXIMUM TOTAL FUND OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS THAT YOU MAY PAY ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAILS CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH FUND.


                                                                   MINIMUM            MAXIMUM
--------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                 0.34%              1.65%
(these are expenses that are deducted from Fund assets,
including management fees, Rule 12b-1 distribution
and/or service fees, and other expenses)

6                                           UNION SECURITY INSURANCE COMPANY

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EXAMPLE

THIS EXAMPLE IS INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES, AND TOTAL ANNUAL FUND OPERATING EXPENSES.

THE EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

(1)  If you Surrender your Contract at the end of the applicable time period:


1 year                                                                      $245
3 years                                                                     $752
5 years                                                                   $1,283
10 years                                                                  $2,719


(2)  If you annuitize at the end of the applicable time period:


1 year                                                                      $215
3 years                                                                     $722
5 years                                                                   $1,253
10 years                                                                  $2,689


(3)  If you do not Surrender your Contract:


1 year                                                                      $245
3 years                                                                     $752
5 years                                                                   $1,283
10 years                                                                  $2,719


CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the "Accumulation Unit Values" section of this Prospectus for information regarding Accumulation Unit Values.

UNION SECURITY INSURANCE COMPANY                                           7

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HIGHLIGHTS

HOW DO I PURCHASE THIS CONTRACT?

You must complete our application or order request and submit it to us for approval with your first Premium Payment. Your first Premium Payment must be at least $5,000 and subsequent Premium Payments must be at least $50, unless you take advantage of our InvestEase(R) Program or are part of certain retirement plans.

- For a limited time, usually within ten days after you receive your Contract, you may cancel your Contract. You may bear the investment risk for your Premium Payment prior to our receipt of your request for cancellation.

WHAT TYPE OF SALES CHARGE WILL I PAY?

You don't pay a sales charge when you purchase your Contract.

IS THERE AN ANNUAL MAINTENANCE FEE?

We deduct a $30.00 fee each year on your Contract Anniversary or when you fully Surrender your Contract, if, on either of those dates, the value of your Contract is less than $50,000.

WHAT CHARGES WILL I PAY ON AN ANNUAL BASIS?

In addition to the Annual Maintenance Fee, you pay the following charges each year:

- MORTALITY AND EXPENSE RISK CHARGE -- This charge is deducted daily and is equal to an annual charge of 0.45% of your Contract Value invested in the Sub-Accounts.

- ANNUAL FUND OPERATING EXPENSES -- These are charges for the Funds. See the Funds' prospectuses for more complete information.

Charges and fees may have a significant impact on Contract Values and the investment performance of Sub-Accounts. This impact may be more significant with Contracts with lower Contract Values.

CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts. You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty. Surrenders may be subject to a Market Value Adjustment.

IS THERE A MARKET VALUE ADJUSTMENT?

Surrenders and other withdrawals from a Guarantee Period in our General Account may be subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. A Market Value Adjustment will also be applied to any General Account value that is transferred from the General Account to other Sub-Accounts before the end of the Guarantee Period. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment."

WHAT INVESTMENT CHOICES ARE AVAILABLE?

You may allocate your Premium Payment or Contract Values among the following investment choices:

-   The variable Sub-Accounts that invest in underlying Funds; and/or

-   The Fixed Accumulation Feature; and/or

- One or more Guarantee Periods, which may be subject to a Market Value Adjustment.

WILL UNION SECURITY PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.

- If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

-   The Contract Value of your Contract adjusted by any Market Value Adjustment.

WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and 1/2 Contingent Survivor Annuity, and Joint and Full Survivor Annuity. We may make other Annuity Payout Options available at any time.

You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments Guaranteed for 10 Years. Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:

-   fixed dollar amount Automatic Annuity Payouts,

-   variable dollar amount Automatic Annuity Payouts, or

- a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

8                                           UNION SECURITY INSURANCE COMPANY

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GENERAL CONTRACT INFORMATION

UNION SECURITY INSURANCE COMPANY

Union Security Insurance Company ("Union Security") is the issuer of the contracts. Union Security is an Iowa corporation founded in 1910. It is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York.

Union Security is a wholly owned subsidiary of Assurant, Inc. Assurant, Inc. is the ultimate parent of Union Security Insurance Company. Assurant, Inc. is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.

All of the guarantees and commitments under the contracts are general obligations of Union Security. None of Union Security's affiliated companies has any legal obligation to back Union Security's obligations under the contracts.

On April 1, 2001, Union Security entered into an agreement with Hartford Life and Annuity Insurance Company ("Hartford") to co-insure the obligations of Union Security under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut; however, its mailing address is P.O. Box 2999, Hartford, CT 06104-2999. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

THE SEPARATE ACCOUNT

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 14, 1987 as "Variable Account D" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Union Security or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:

- Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

- Is not subject to the liabilities arising out of any other business Union Security or Hartford may conduct.

- Is not affected by the rate of return of Union Security's General Account or Hartford's General Account or by the investment performance of any of Union Security's or Hartford's other Separate Accounts.

- May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

- Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.

We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

In a low interest rate environment, yields for Money Market Sub-Accounts, after deduction of the Mortality and Expense Risk Charge, Administrative Expense Charge and Charges for Optional Benefits (if applicable), may be negative even though the underlying Fund's yield, before deducting for such charges, is positive. If you allocate a portion of your Contract Value to a Money Market Sub-Account or participate in an Asset Allocation Program where Contract Value is allocated to a Money Market Sub-Account under the applicable asset allocation model, that portion of your Contract Value may decrease in value.

THE FUNDS


FUNDING OPTION               INVESTMENT OBJECTIVE     INVESTMENT ADVISER/SUB-ADVISER
------------------------------------------------------------------------------------
AIM VARIABLE INSURANCE
FUNDS (1)
 AIM V.I. CAPITAL          Growth of capital          A I M Advisors, Inc.
  APPRECIATION FUND --
  SERIES I
 AIM V.I. CORE EQUITY      Growth of capital          A I M Advisors, Inc.
  FUND -- SERIES I
 AIM V.I. GLOBAL HEALTH    Capital growth             A I M Advisors, Inc.
  CARE FUND -- SERIES I
 AIM V.I. TECHNOLOGY FUND  Capital growth             A I M Advisors, Inc.
  -- SERIES I

UNION SECURITY INSURANCE COMPANY                                           9

-------------------------------------------------------------------------------


FUNDING OPTION               INVESTMENT OBJECTIVE     INVESTMENT ADVISER/SUB-ADVISER
------------------------------------------------------------------------------------
ALLIANCEBERNSTEIN
VARIABLE PRODUCTS SERIES
FUND, INC.
 ALLIANCEBERNSTEIN VPS     Long-term growth of        AllianceBernstein L.P.
  INTERNATIONAL RESEARCH   capital
  GROWTH PORTFOLIO --
  CLASS A
 ALLIANCEBERNSTEIN VPS     Long-term growth of        AllianceBernstein L.P.
  LARGE CAP GROWTH         capital
  PORTFOLIO -- CLASS A
 ALLIANCEBERNSTEIN VPS     Safety of principal,       AllianceBernstein L.P.
  MONEY MARKET PORTFOLIO   maintenance of liquidity
  -- CLASS A               and maximum current
                           income
AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC.
 AMERICAN CENTURY          Long-term capital growth   American Century Investment
  INVESTMENTS VP BALANCED  and current income         Management, Inc.
  FUND
 AMERICAN CENTURY          Capital growth             American Century Investment
  INVESTMENTS VP CAPITAL                              Management, Inc.
  APPRECIATION
FEDERATED INSURANCE
SERIES
 FEDERATED AMERICAN        Long-term growth of        Federated Equity Management
  LEADERS FUND II          capital                    Company of Pennsylvania
 FEDERATED CAPITAL INCOME  High current income and    Federated Equity Management
  FUND II                  moderate capital           Company of Pennsylvania
                           appreciation
 FEDERATED FUND FOR U.S.   Current income             Federated Investment
  GOVERNMENT SECURITIES                               Management Company
  II
 FEDERATED HIGH INCOME     High current income        Federated Investment
  BOND FUND II                                        Management Company
HARTFORD SERIES FUND,
INC.
 HARTFORD INDEX HLS FUND   Seeks to provide           HL Investment Advisors, LLC
  -- CLASS IA              investment results which   Sub-advised by Hartford
                           approximate the price and  Investment Management Company
                           yield performance of
                           publicly traded common
                           stocks in the aggregate
ING INVESTORS TRUST
 ING GLOBAL RESOURCES      Long-term capital          Directed Services Inc.
  PORTFOLIO                appreciation               Sub-advised by ING Investment
                                                      Management Company
 ING JPMORGAN EMERGING     Capital appreciation       ING Investments, LLC
  MARKETS EQUITY                                      Sub-advised by
  PORTFOLIO                                           J. P. Morgan Investment
                                                      Management, Inc.
MFS(R) VARIABLE INSURANCE
 TRUST
 MFS(R) EMERGING GROWTH    Capital appreciation       MFS Investment Management(R)
  SERIES -- INITIAL CLASS
 MFS(R) HIGH INCOME        Total return with an       MFS Investment Management(R)
  SERIES -- INITIAL CLASS  emphasis on high current
                           income, but also
                           considering capital
                           appreciation
 MFS(R) STRATEGIC INCOME   Total return with an       MFS Investment Management(R)
  SERIES -- INITIAL CLASS  emphasis on high current
                           income, but also
                           considering capital
                           appreciation
NATIONWIDE VARIABLE
INSURANCE TRUST (2)
 GARTMORE NVIT DEVELOPING  Long-term capital          Gartmore Mutual Funds Capital
  MARKETS FUND -- CLASS    appreciation               Trust Sub-advised by Gartmore
  II (3)                                              Global Partners


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10                                          UNION SECURITY INSURANCE COMPANY

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
FUNDING OPTION               INVESTMENT OBJECTIVE     INVESTMENT ADVISER/SUB-ADVISER
------------------------------------------------------------------------------------
NEUBERGER BERMAN ADVISERS
MANAGEMENT TRUST
 LEHMAN BROTHERS SHORT     Seeks high current income  Neuberger Berman Management
  DURATION BOND PORTFOLIO  consistent with liquidity  Inc.
  (4)                      and low risk to            Sub-advised by Lehman Brothers
                           principal; total return    Asset Management LLC
                           is a secondary goal
 PARTNERS PORTFOLIO        Growth of capital          Neuberger Berman Management
                                                      Inc.
                                                      Sub-advised by Neuberger
                                                      Berman, LLC
PIONEER VARIABLE
CONTRACTS TRUST
 PIONEER FUND VCT          Long-term growth of        Pioneer Investment Management,
  PORTFOLIO -- CLASS II    capital and reasonable     Inc.
                           current income
 PIONEER GROWTH            Capital growth             Pioneer Investment Management,
  OPPORTUNITIES VCT                                   Inc.
  PORTFOLIO -- CLASS I
VAN ECK WORLDWIDE
INSURANCE TRUST
 VAN ECK WORLDWIDE BOND    High total return --       Van Eck Associates Corporation
  FUND                     income plus capital
                           appreciation
 VAN ECK WORLDWIDE HARD    Long-term capital          Van Eck Associates Corporation
  ASSETS FUND              appreciation
WELLS FARGO VARIABLE
TRUST FUNDS (5)
 WELLS FARGO ADVANTAGE VT  Long-term capital          Wells Fargo Funds Management,
  DISCOVERY FUND           appreciation               LLC
                                                      Sub-advised by Wells Capital
                                                      Management Incorporated



NOTES



(1)  Formerly AIM Variable Insurance Funds, Inc.



(2)  Formerly Gartmore Variable Insurance Trust.



(3)  Formerly Gartmore GVIT Developing Markets Fund -- Class II.



(4)  Formerly Neuberger Berman AMT Limited Maturity Bond Portfolio.



(5)  Formerly Strong Variable Insurance Funds, Inc.


We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.

The Funds may not be available in all states.

MIXED AND SHARED FUNDING -- Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding. These risks are disclosed in the Funds' prospectus.

VOTING RIGHTS -- We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

- Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

- Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

-   Arrange for the handling and tallying of proxies received from Contract
    Owners.

- Vote all Fund shares attributable to your Contract according to instructions received from you, and

- Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any Shareholder

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UNION SECURITY INSURANCE COMPANY                                          11

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Meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease.


SUBSTITUTIONS, ADDITIONS, OR DELETIONS OF FUNDS -- We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts. Unless otherwise directed, investment instructions will be automatically updated to reflect the Fund surviving after any merger, substitution or liquidation.


We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

ADMINISTRATIVE AND DISTRIBUTION SERVICES -- Union Security has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Union Security, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.

PERFORMANCE RELATED INFORMATION

The Separate Account may advertise certain performance-related information concerning the Sub-Accounts. Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated since the inception of the Separate Account for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the underlying Fund less the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.

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12                                          UNION SECURITY INSURANCE COMPANY

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FIXED ACCUMULATION FEATURE

IMPORTANT INFORMATION YOU SHOULD KNOW: THIS PORTION OF THE PROSPECTUS RELATING TO THE FIXED ACCUMULATION FEATURE, WHICH IS CALLED THE FIXED ACCOUNT IN YOUR CONTRACT, IS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 ("1933 ACT") AND THE FIXED ACCUMULATION FEATURE IS NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE 1940 ACT. THE FIXED ACCUMULATION FEATURE OR ANY OF ITS INTERESTS ARE NOT SUBJECT TO THE PROVISIONS OR RESTRICTIONS OF THE 1933 ACT OR THE 1940 ACT, AND THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION HAS NOT REVIEWED THE DISCLOSURE REGARDING THE FIXED ACCUMULATION FEATURE. THE FOLLOWING DISCLOSURE ABOUT THE FIXED ACCUMULATION FEATURE MAY BE SUBJECT TO CERTAIN GENERALLY APPLICABLE PROVISIONS OF THE FEDERAL SECURITIES LAWS REGARDING THE ACCURACY AND COMPLETENESS OF DISCLOSURE.

Premium Payments and Contract Values allocated to the Fixed Accumulation Feature become a part of our General Account assets. We invest the assets of the General Account according to the laws governing the investments of insurance company General Accounts. Premium Payments and Contract Values allocated to the Fixed Accumulation Feature are available to our general creditors. The maximum allowed to be invested in the Fixed Accumulation Feature is $500,000.

Currently, we guarantee that we will credit interest at an annual effective rate of not less than 3% per year, compounded annually, to amounts you allocate to the Fixed Accumulation Feature. We reserve the right to change the rate subject only to applicable state insurance law. We may credit interest at a rate in excess of 3% per year. We will periodically publish the Fixed Accumulation Feature interest rates currently in effect. There is no specific formula for determining interest rates. Some of the factors that we may consider in determining whether to credit excess interest are; general economic trends, rates of return currently available and anticipated on our investments, regulatory and tax requirements and competitive factors. We will account for any deductions, Surrenders or transfers from the Fixed Accumulation Feature on a "first-in first-out" basis.

IMPORTANT: ANY INTEREST CREDITED TO AMOUNTS YOU ALLOCATE TO THE FIXED ACCUMULATION FEATURE IN EXCESS OF 3% PER YEAR WILL BE DETERMINED AT OUR SOLE DISCRETION. YOU ASSUME THE RISK THAT INTEREST CREDITED TO THE FIXED ACCUMULATION FEATURE MAY NOT EXCEED THE MINIMUM GUARANTEE OF 3% FOR ANY GIVEN YEAR.

From time to time, we may credit increased interest rates under certain programs established in our sole discretion.

GUARANTEE PERIODS

Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guaranteed Period. However, you may reallocate your Contract Value to different Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.

We currently offer ten different Guarantee Periods. These Guarantee Periods range in length from one to ten years. Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We may, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. Union Security's Management makes the final determination on the guaranteed interest rates to be declared. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Premium Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

-   the duration of a Guarantee Period;

-   regulatory and tax requirements;

-   sales and administrative expenses we bear;

-   risks we assume;

-   our profitability objectives; and

-   general economic trends.

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UNION SECURITY INSURANCE COMPANY                                          13

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MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any General Account value that is:

-   surrendered,

-   transferred, or

-   otherwise paid out

before the end of its Guarantee Period.

For example, we will apply a Market Value Adjustment to General Account value that we pay:

-   as an amount applied to an Annuity Payout option, or

-   as an amount paid as a single sum in lieu of an Annuity Payout.

The Market Value Adjustment reflects both the amount of time left in your Guarantee Period and the difference between the rate of interest credited to your current Guarantee Period and the rate of interest we are crediting to a new Guarantee Period with a duration equal to the amount to time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than, or relatively the same as (due to the application of the Market Value Adjustment factor (as described in Appendix I)), the rate of interest we are currently crediting the new Guarantee Period, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee period's rate of interest is higher than the rate of interest we are crediting for the new Guarantee Period, then the application of the Market Value Adjustment will increase the amount you receive or transfer.

You will find sample Market Value Adjustment calculations in Appendix I.

We do not apply a Market Value Adjustment to withdrawals and transfers of General Account value under two exceptions.

We will not apply a Market Value Adjustment to General Account value that we pay out during a 30 day period that:

- begins 15 days before the end date of the Guarantee Period in which the general account value was being held, and that:

- ends 15 days after the end date of the Guarantee Period in which the general account value was being held.

In addition, we will not apply a Market Value Adjustment to General Account value that is withdrawn or transferred from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal Union Security program for the withdrawal or transfer of General Account value.

We may impose conditions and limitations on any formal Union Security program for the withdrawal or transfer of general account value. Ask your Union Security representative about the availability of such a program in your state. In addition, if such a program is available in your state, your Union Security representative can inform you about the conditions and limitations that may apply to that program.

DOLLAR COST AVERAGING PLUS ("DCA PLUS") PROGRAMS -- You may enroll in one or more special pre-authorized transfer programs known as our DCA Plus Programs (the "Programs"). Under these Programs, Contract Owners who enroll may allocate a minimum of $5,000 of their Premium Payment into a Program (we may allow a lower minimum Premium Payment for qualified plan transfers from our Fixed Accumulation Feature or rollovers, including IRAs) and pre-authorize transfers from our Fixed Accumulation Feature to any of the Sub-Accounts under either a 6-Month Transfer Program or 12-Month Transfer Program subject to Program rules. The 6-Month Transfer Program and the 12-Month Transfer Program will generally have different credited interest rates. Under the 6-Month Transfer Program, the interest rate can accrue up to 6 months and all Premium Payments and accrued interest must be transferred from the Program to the selected Sub-Accounts in 3 to 6 months. Under the 12-Month Transfer Program, the interest rate can accrue up to 12 months and all Premium Payments and accrued interest must be transferred to the selected Sub-Accounts in 7 to 12 months. This will be accomplished by monthly transfers for the period selected and with the final transfer of the entire amount remaining in the Program.

The pre-authorized transfers will begin within 15 days of receipt of the Program payment provided we receive complete enrollment instructions. If we do not receive complete Program enrollment instructions within 15 days of receipt of the initial Program payment, the Program will be voided and the entire balance in the Program will be transferred to the Accounts designated by you. If you do not designate an Account, we will return your Program payment to you for further instruction. If your Program payment is less than the required minimum amount, we will apply it to your Contract according to your instructions on record for a subsequent Premium Payment.

Under the DCA Plus Programs, the credited interest rate is not earned on the full amount of your Premium Payment for the entire length of the Program. This is because Program transfers to the Sub-Accounts decrease the amount of your Premium Payment remaining in the Program.

All Program payments, including any subsequent Program payment, must meet the Program minimum. Any subsequent Program payments we receive during an active Program transfer period which are received during the same interest rate effective period will be credited to the current Program. Any subsequent Program payments we receive during an active Program transfer period which are received during a different interest rate effective period will be used to start a new Program. That Program will be credited with the interest rate in effect on the date we start the new Program. Unless you send us different instructions, the new Program will be the same length of time as your current Program and will allocate the subsequent Program payments to the same Sub-Accounts.

14                                          UNION SECURITY INSURANCE COMPANY

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The DCA Plus program may credit a higher interest rate but it does not ensure a profit or protect you against a loss in declining markets.

Hartford may limit the total number of DCA Programs and DCA Plus Programs to 5 Programs open at any one time.

We determine, in our sole discretion, the interest rates credited to the Program. These interest rates may vary depending on the Contract you purchased. Please consult your Registered Representative to determine the interest rate for your Program.

You may elect to terminate the transfers by calling or writing us of your intent to cancel enrollment in the Program. Upon cancellation, all the amounts remaining in the Program will be immediately transferred to the Sub-Accounts you selected for the Program unless you provide us with different instructions.

We may discontinue, modify or amend the Programs or any other interest rate program we establish. Any change to a Program will not affect Contract Owners currently enrolled in the Program.

If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

THE CONTRACT

PURCHASES AND CONTRACT VALUE

WHAT TYPES OF CONTRACTS ARE AVAILABLE?

The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:

- Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

- Annuity purchase plans adopted by public school systems and certain tax-exempt organizations according to Section 403(b) of the Code;

-   Individual Retirement Annuities adopted according to Section 408 of the
    Code;

- Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state, and

- Certain eligible deferred compensation plans as defined in Section 457 of the Code.

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

HOW DO I PURCHASE A CONTRACT?


You may purchase a Contract through a Financial Intermediary. A Registered Representative will work with you to complete and submit an application or an order request form. Part of this process will include an assessment whether this variable annuity may be suitable for you. Prior to recommending the purchase or exchange of a deferred variable annuity, your Registered Representative shall make reasonable efforts to obtain certain information about you and your investment needs. This recommendation will be independently reviewed by a principal within your Financial Intermediary before an application or order will be sent to us. Your Premium Payment will not be invested in any Fund during this period.



To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, your Financial Intermediary will ask for your name, address, date of birth and other information that will allow us to identify you. They may also ask to see your driver's license or other identifying documents.



The minimum initial Premium Payment required to buy this Contract varies based on the type of purchaser, variable annuity variation chosen and whether you enroll in a systematic investment program such as the InvestEase(R) Program. Financial Intermediaries may impose other requirements regarding the form of payment they will accept. Premium Payments not actually received by us within the time period provided below will result in the rejection of your application or order request.



Premium Payments sent to us must be made in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered to be in good order.


Premium Payments may not exceed $1 million without our prior approval. We reserve the right to impose special conditions on anyone who seeks our approval to exceed this limit.

You and your Annuitant must not be older than age 85 on the date that your Contract is issued. You must be of minimum legal age in the state where the Contract is being purchased or a guardian must act on your behalf. Optional riders are subject to additional maximum issue age restrictions.

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HOW ARE PREMIUM PAYMENTS APPLIED TO MY CONTRACT?


Your initial Premium Payment will be invested within two Valuation Days of our receipt of both a properly completed application/order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions on record. We will send you a confirmation when we invest your Premium Payment.



If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days (from the Valuation Day that we actually receive your initial Premium Payment at our Administrative Office together with the Premium Payment) while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.


If you purchase your Contract in a state that requires us to return your Premium Payment instead of your Contract Value if you exercise your 10-day right to cancel, we will allocate your initial Premium Payment to the Alliance Money Market Portfolio until your cancellation period has expired. At that time, your Contract Value will be allocated to the investment choices you selected.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?


If, for any reason, you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.



Unless otherwise required by state law, we will pay you your Contract Value as of the Valuation Date we receive your request to cancel and will refund any sales or contract charges incurred during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Account. This means that you bear the risk of any decline in your Contract Value until we receive your notice of cancellation. In certain states, however, we are required to return your Premium Payment without deduction for any fees or charges.


HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT DATE?

The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.

To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

- The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by

- The net asset value per share of each Fund at the end of the prior Valuation Day; multiplied by

- The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement at least annually, which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Union Security. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 4% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

- The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less

-   The amount of any transfers or Surrenders out of the Guarantee Period.

CAN I TRANSFER FROM ONE SUB-ACCOUNT TO ANOTHER?

You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures as amended from time to time.

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16                                          UNION SECURITY INSURANCE COMPANY

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WHAT IS A SUB-ACCOUNT TRANSFER?


A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the Funds available in your Contract. Your transfer request will be processed as of the end of the Valuation Day that it received is in good order. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.



WHAT HAPPENS WHEN I REQUEST A SUB-ACCOUNT TRANSFER?



Many Contract Owners request Sub-Account transfers. Some request transfers into (purchases) a particular Sub-Account, and others request transfers out of (redemptions) a particular Sub-Account. In addition, some Contract Owners allocate new Premium Payments to Sub-Accounts, and others request Surrenders. We combine all the daily requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determine how many shares of that Fund we would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, we also combine all the daily requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determine how many shares of that Fund we would need to buy to satisfy all Contract Owners' "transfer-in" requests.



In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.



We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliates. We also combine many of the purchases of that particular Fund for many of the products we offer. We then "net" these trades by offsetting purchases against redemptions. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.



For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by us, want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000 (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.



WHAT RESTRICTIONS ARE THERE ON MY ABILITY TO MAKE A SUB-ACCOUNT TRANSFER?



FIRST, YOU MAY MAKE ONLY ONE SUB-ACCOUNT TRANSFER REQUEST EACH DAY. We limit each Contract Owner to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one "Sub-Account transfer;" however, you cannot transfer the same Contract Value more than once a Valuation Day.



EXAMPLES



TRANSFER REQUEST PER VALUATION DAY                                 PERMISSIBLE?
--------------------------------------------------------------------------------
Transfer $10,000 from a money market Sub-Account to a growth           Yes
Sub-Account
Transfer $10,000 from a money market Sub-Account to any number         Yes
of other Sub-Accounts (dividing the $10,000 among the other
Sub-Accounts however you chose)
Transfer $10,000 from any number of different Sub-Accounts to          Yes
any number of other Sub-Accounts
Transfer $10,000 from a money market Sub-Account to a growth            No
Sub-Account and then, before the end of that same Valuation Day, transfer the same $10,000 from the growth Sub-Account to an
international Sub-Account



SECOND, YOU ARE ALLOWED TO SUBMIT A TOTAL OF 20 SUB-ACCOUNT TRANSFERS EACH CONTRACT YEAR (THE "TRANSFER RULE") BY U.S. MAIL, VOICE RESPONSE UNIT, INTERNET OR TELEPHONE.Once you have reached the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests and any trade cancellation requests in writing through U.S. Mail or overnight delivery service. In other words, Voice Response Unit, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone, Voice Response Unit or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.



We reserve the right to aggregate your Contracts (whether currently existing or those recently surrendered) for the purposes of enforcing these restrictions.



The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company-sponsored asset allocation or Dollar Cost Averaging program. Reallocations made based on a Fund merger, substitution or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.



We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.

UNION SECURITY INSURANCE COMPANY                                          17

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THIRD, POLICIES HAVE BEEN DESIGNED TO RESTRICT EXCESSIVE SUB-ACCOUNT
TRANSFERS. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don't purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even if you do not engage in market timing, certain restrictions may be imposed on you, as discussed below:



ABUSIVE TRANSFER POLICY (EFFECTIVE UNTIL JULY 1, 2007):



Regardless of the number of Sub-Account transfers you have done under the Transfer Rule, you still may have your Sub-Account transfer privileges restricted if you violate the Abusive Transfer Policy.



We rely on the Funds to identify a pattern or frequency of Sub-Account transfers that the Fund wants us to investigate. Most often, the Fund will identify a particular day where it experienced a higher percentage of shares bought followed closely by a day where it experienced the almost identical percentage of shares sold. Once a Fund contacts us, we run a report that identifies all Contract Owners who transferred in or out of that Fund's Sub-Account on the day or days identified by the Fund. We may share tax identification numbers and other shareholder identifying information contained in our records with Funds. We then review the Contracts on that list to determine whether transfer activity of each identified Contract violates our written Abusive Transfer Policy. We don't reveal the precise details of our analysis to help make it more difficult for abusive traders to adjust their behavior to escape detection.



We consider some or all of the following factors:



-   the dollar amount of the transfer;



-   the total assets of the Funds involved in the transfer;



-   the number of transfers completed in the current calendar quarter;



- whether the transfer is part of a pattern of transfers designed to take advantage of short-term market fluctuations or market inefficiencies; or



-   the frequent trading policies and procedures of a potentially affected Fund.



If you violate the Abusive Trading Policy, we will terminate your Sub-Account transfer privileges until your next Contract Anniversary. We do not differentiate between Contract Owners when enforcing this policy.



FUND TRADING POLICIES (EFFECTIVE AFTER JULY 1, 2007)



You are subject to Fund trading policies, if any. We are obligated to provide, at the Fund's request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund's agent to help monitor compliance with that Fund's trading policy.



We are obligated to follow each Fund's instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning you from making Sub-Account transfers into a Fund or other funds within that fund complex. We are not authorized to grant exceptions to a Fund's trading policy. Please refer to each Fund's prospectus for more information.



Fund abusive transfer policies do not apply or may be limited. For instance:



- Certain types of financial intermediaries may not be required to provide us with shareholder information.



- "Excepted funds" such as money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.



- A Fund can decide to exempt categories of contract holders whose contracts are subject to inconsistent trading restrictions or none at all.



- Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company- sponsored contractual or systematic program such as transfers of assets as a result of "dollar cost averaging" programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs; (ii) as a result of the payment of a Death Benefit; (iii) as a step-up in Contract Value pursuant to a Contract Death Benefit or guaranteed minimum withdrawal benefit; (iv) as a result of any deduction of charges or fees under a Contract; or (v) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan salary reduction contributions, or planned premium payments.



POSSIBILITY OF UNDETECTED ABUSIVE TRADING OR MARKET TIMING. We may not be able to detect or prevent all abusive trading or market timing activities. For instance,



- Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.



- Certain forms of variable annuities and types of Funds may be attractive to market timers. We cannot provide assurances

18                                          UNION SECURITY INSURANCE COMPANY

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  that we will be capable of addressing possible abuses in a timely manner.



- These policies apply only to individuals and entities that own this Contract or have the right to make transfers (regardless of whether requests are made by you or anyone else acting on your behalf). However, the Funds that make up the Sub-Accounts of this Contract are also available for use with many different variable life insurance policies, variable annuity products and funding agreements, and are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all.



HOW AM I AFFECTED BY FREQUENT SUB-ACCOUNT TRANSFERS?



We are not responsible for losses or lost investment opportunities associated with the effectuation of these policies. Frequent Sub-Account transfers may result in the dilution of the value of the outstanding securities issued by a Fund as a result of increased transaction costs and lost investment opportunities typically associated with maintaining greater cash positions. This can adversely impact Fund performance and, as a result, the performance of your Contract. This may also lower the Death Benefit paid to your Beneficiary or lower Annuity Payouts for your Payee as well as reduce value of other optional benefits available under your Contract.



Separate Account investors could be prevented from purchasing Fund shares if we reach an impasse on the execution of a Fund's trading instructions. In other words, a Fund complex could refuse to allow new purchases of shares by all our variable product investors if the Fund and we cannot reach a mutually acceptable agreement on how to treat an investor who, in a Fund's opinion, has violated the Fund's trading policy.



In some cases, we do not have the tax identification number or other identifying information requested by a Fund in our records. In those cases, we rely on the Contract Owner to provide the information. If the Contract Owner does not provide the information, we may be directed by the Fund to restrict the Contract Owner from further purchases of Fund shares. In those cases, all participants under a plan funded by the Contract will also be precluded from further purchases of Fund shares.



FIXED ACCUMULATION FEATURE TRANSFERS -- During each contract year during the Accumulation Period, you may make transfers out of the Fixed Accumulation Feature to Sub-Account. The transfers must be for $500 or more. All transfer allocations must be in whole numbers (e.g. 1%). You may transfer either:



- 50% of your total amount in the Fixed Accumulation Feature, unless the balance is less than $1000, then you may transfer the entire amount, or



-   An amount equal to the largest previous transfer.



FIXED ACCUMULATION FEATURE TRANSFER RESTRICTIONS -- We reserve the right to defer transfers from the Fixed Accumulation Feature for up to 6 months from the date of your request. After any transfer, you must wait 6 months before moving Sub-Account Values back to the Fixed Accumulation Feature. After the Annuity Commencement Date, you may not make transfers from the Fixed Accumulation Feature.


POWER OF ATTORNEY -- You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.


CHARGES AND FEES


The following charges and fees are associated with the Contract:

MORTALITY AND EXPENSE RISK CHARGE

For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 0.45% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and for an expense risk:

- MORTALITY RISK -- There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that the actual mortality rates, in aggregate, may be lower than the expected mortality rates.

- EXPENSE RISK -- We also bear an expense risk that the Contingent Deferred Sales Charges and the Annual Maintenance Fee collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will NOT be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

UNION SECURITY INSURANCE COMPANY                                          19

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ANNUAL MAINTENANCE FEE

The Annual Maintenance Fee is a flat fee that is deducted from your Contract Value to reimburse us for expenses relating to the administrative maintenance of the Contract and the Accounts. The annual $30 charge is deducted on a Contract Anniversary or when the Contract is fully Surrendered if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.

WHEN IS THE ANNUAL MAINTENANCE FEE WAIVED?

We will waive the Annual Maintenance Fee if your Contract Value is $50,000 or more on your Contract Anniversary or when you fully Surrender your Contract. We reserve the right to waive the Annual Maintenance Fee under certain other conditions.

PREMIUM TAXES


We deduct Premium Taxes, if required, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality. Currently, the maximum rate charged by any state is 3.5%.


CHARGES AGAINST THE FUNDS

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund's prospectuses.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

The Death Benefit is the amount we will pay if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

-   The Contract Value of your Contract adjusted by any Market Value Adjustment.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.

If your Beneficiary elects to receive the Death Benefit amount as a lump sum payment, we may transfer that amount to our General Account and issue the Beneficiary a draftbook. The Beneficiary can write one draft for the total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. For Federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death Benefit amount to the General Account. The interest will be taxable in the tax year that it is credited. If the Beneficiary resides or the Contract was purchased in a state that imposes restrictions on this method of lump sum payment, we may issue a check to the Beneficiary.

The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company," to leave proceeds from the Death Benefit invested with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.

If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

20                                          UNION SECURITY INSURANCE COMPANY

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If the Contract Owner is not an individual (e.g. a trust), then the original
Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.

SURRENDERS

WHAT KINDS OF SURRENDERS ARE AVAILABLE?

FULL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Market Value Adjustment and Premium Taxes. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

PARTIAL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

- The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and

- The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.

HOW DO I REQUEST A SURRENDER?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.

WRITTEN REQUESTS -- To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

-   your tax withholding amount or percentage, if any, and

-   your mailing address.

If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

TELEPHONE REQUESTS -- To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. WE MAY MODIFY THE REQUIREMENTS FOR TELEPHONE REDEMPTIONS AT ANY TIME.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

COMPLETING A POWER OF ATTORNEY FORM FOR ANOTHER PERSON TO ACT ON YOUR BEHALF MAY PREVENT YOU FROM MAKING SURRENDERS VIA TELEPHONE.

WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

UNION SECURITY INSURANCE COMPANY                                          21

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MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(b) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are: (a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age 59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%

WE ENCOURAGE YOU TO CONSULT WITH YOUR QUALIFIED TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

ANNUITY PAYOUTS

THIS SECTION DESCRIBES WHAT HAPPENS WHEN WE BEGIN TO MAKE REGULAR ANNUITY PAYOUTS FROM YOUR CONTRACT. YOU, AS THE CONTRACT OWNER, SHOULD ANSWER FIVE
QUESTIONS:

-   When do you want Annuity Payouts to begin?

-   Which Annuity Payout Option do you want to use?

-   How often do you want to receive Annuity Payouts?

-   What level of Assumed Investment Return should you choose?

-   Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.

1. WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 110th birthday unless you elect a later date to begin receiving payments, subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2. WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

LIFE ANNUITY

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

JOINT AND FULL SURVIVOR ANNUITY

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the Contract Owner until that second Annuitant dies.

JOINT AND 1/2 CONTINGENT SURVIVOR ANNUITY

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.

We may offer other Annuity Payout Options available.

IMPORTANT INFORMATION:

-   YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN.

- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years

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  must be less than the life expectancy of the Annuitant at the time the Annuity
  Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYOUTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3.   HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

-   monthly,

-   quarterly,

-   semiannually, or

-   annually.

Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

WHAT IS THE ASSUMED INVESTMENT RETURN?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 3%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

DO YOU WANT FIXED DOLLAR AMOUNT OR VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS OR A COMBINATION OF BOTH?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

FIXED DOLLAR AMOUNT ANNUITY PAYOUTS -- Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS -- A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

-   the Annuity Payout Option chosen,

-   the Annuitant's attained age and gender (if applicable), and,

- the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table

-   the Assumed Investment Return

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of:

Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.

The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation Period. The Annuity Unit Factor for a 3% AIR is 0.999919%.

COMBINATION ANNUITY PAYOUTS -- You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs.

TRANSFER OF ANNUITY UNITS -- After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another four times per year. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We

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will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more information on Sub-Account restrictions, please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."

OTHER PROGRAMS AVAILABLE

We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program. If you are enrolled in any of these programs while a Fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Contract Value invested in such underlying Fund will be transferred automatically to the designated surviving Fund in the case of mergers and any available Money Market Fund in the case of Fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving Fund or a Money Market Fund for any continued and future investments.

INVESTEASE(R) -- InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract excluding the DCA Plus Programs.

AUTOMATIC INCOME PROGRAM -- The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis.

ASSET ALLOCATION PROGRAM -- Asset Allocation is a program that allows you to choose an allocation for your Sub-Accounts to help you reach your investment goals. The Contract offers model allocations with pre-selected Sub-Accounts and percentages that have been established for each type of investor ranging from conservative to aggressive. Over time, Sub-Account performance may cause your Contract's allocation percentages to change, but under the Asset Allocation Program, your Sub-Account allocations are rebalanced to the percentages in the current model you have chosen. You can transfer freely between allocation models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that may not be part of the model. You can only participate in one asset allocation model at a time.

ASSET REBALANCING -- Asset Rebalancing is another type of asset allocation program in which you customize your Sub-Accounts to meet your investment needs. You select the Sub-Accounts and the percentages you want allocated to each Sub-Account. Based on the frequency you select, your model will automatically rebalance to the original percentages chosen. You can transfer freely between models up to twelve times per year. You can also allocate a portion of your investment to Sub-Accounts that are not part of the model. You can only participate in one asset rebalancing model at a time.

DOLLAR COST AVERAGING PROGRAMS -- We currently offer two different types of Dollar Cost Averaging Programs in addition to the DCA Plus Program. If you enroll, you may select either the Fixed Amount DCA Program or the Earnings/Interest DCA Program. The Fixed Amount DCA Program allows you to regularly transfer an amount you select from the Fixed Accumulation Feature or any Fund into a different Fund. The Earnings/Interest DCA Program allows you to regularly transfer the interest from the Fixed Accumulation Feature or the earnings from one Fund into a different Fund. For either Program, you may select transfers on a monthly or quarterly basis, but you must at least make three transfers during the Program. The Fixed Amount DCA Program begins at the end of the length of the transfer period you selected plus two business days. That means if you select a monthly transfer, your Earnings/Interest DCA Program will begin one month plus two business days after your enrollment.


OTHER PROGRAM CONSIDERATIONS



- You may terminate your enrollment in any Program (other than Dollar Cost Averaging Programs) at any time.



- We may discontinue, modify or amend any of these Programs at any time. We will automatically and unilaterally amend your enrollment instructions if:



       - any Fund is merged or substituted into another Fund -- then your allocations will be directed to the surviving Fund;



       - any Fund is liquidated -- then your allocations will be directed to any available money market Fund; or



       - any Fund closes to new investments -- then your allocations to that Fund will be pro-rated among remaining available Funds.



     You may always provide us with updated instructions following any of these events.



- Continuous or periodic investment neither insures a profit nor protects against a loss in declining markets. Because these Programs involve continuous investing regardless of fluctuating price levels, you should carefully consider your ability to continue investing through periods of fluctuating prices.



- If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months


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  after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.



-   These Programs may be adversely affected by Fund trading policies.


OTHER INFORMATION

ASSIGNMENT -- A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

CONTRACT MODIFICATION -- The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.

HOW CONTRACTS ARE SOLD -- Woodbury Financial Services ("WFS") serves as principal underwriter for the Contracts which are offered on a continuous basis. WFS is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer and is a member of the NASD. The principal business address of WFS is 500 Bielenberg Drive, Woodbury, MN 55125.

Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with Woodbury. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).

Commissions -- We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.

We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.


Additional Payments -- In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (4) override payments and bonuses; (5) personnel education or training; (6) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (7) shareholder services, including sub-accounting and the preparation of account statements and other communications.


We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.

Consistent with NASD Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals

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and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts
(not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to NASD rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than NASD rules.


Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option. For the fiscal year ended December 31, 2006, Additional Payments did not in the aggregate exceed approximately $50,600 (excluding incidental corporate-sponsorship related perquisites) or approximately 0.002% based on average assets.



As of December 31, 2006, we have entered into arrangements to make Additional Payments to the following Financial Intermediaries: AIG Advisors Group, Inc., (Advantage Capital, AIG Financial Advisors, American General, FSC Securities Corporation, Royal Alliance Assoc., Inc.)



Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by NASD Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The consolidated financial statements of Union Security Insurance Company as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The principal business address of PricewaterhouseCoopers LLP is 225 South Sixth Street. Suite 1400, Minneapolis, MN 55402.


LEGAL MATTERS

There are no material legal proceedings pending to which the Separate Account is a party.

Counsel with respect to federal laws and regulations applicable to the issue and sale of the Contracts and with respect to Iowa law is Douglas R. Lowe, corporate counsel, Union Security Insurance Company, 500 Bielenberg Drive, Woodbury, MN 55125.

MORE INFORMATION

You may call your Registered Representative if you have any questions or write or call us at the address below:

Hartford Life Insurance Company
Attn: Investment Product Services
P.O. Box 5085
Hartford, Connecticut 06102-5085

Telephone:  1-800-862-6668 (Contract Owners)
            1-800-862-7155 (Registered Representatives)

FINANCIAL STATEMENTS

You can find financial statements of the Separate Account and Union Security in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.

FEDERAL TAX CONSIDERATIONS

A. INTRODUCTION

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Code, Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. citizens or residents.

This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

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In addition, this discussion does not address many of the tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. TAXATION OF UNION SECURITY AND THE SEPARATE ACCOUNT

The Separate Account is taxed as part of Union Security which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on the assets of the Separate Account are reinvested and are taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.

Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. Union Security is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since Union Security is the owner of the assets from which the tax benefits are derived.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED PLANS

Section 72 of the Code governs the taxation of annuities in general.

    1.   NON-NATURAL PERSONS AS OWNERS

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However,
Section 72(u) does not apply to:

- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

- A contract acquired by the estate of a decedent by reason of such decedent's death,

- Certain contracts acquired with respect to tax-qualified retirement arrangements,

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

    2.   OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

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The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

        a.   DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.


ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract Value (determined without regard to the surrender charges) generally is an appropriate measure. However, in some instances, the IRS could take the position that the value should be the current Contract Value (determined without regard to the surrender charges) increased by some measure of the value of certain future cash-value type benefits.



iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."


iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between spouses or incident to divorce.

vi. In general, any amount actually received under the Contract as a Death Benefit, including any optional Death Benefits, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. As a result, we believe that for federal tax purposes any optional Death Benefits should be treated as an integral part of the Contract's benefits (i.e., as an investment protection benefit) and that any charges under the Contract for any optional Death Benefits should not be treated as an amount received by the Contract Owner for purposes of this subparagraph a. However, it is possible that the IRS could take a contrary position that some or all of these charges for any optional Death Benefits should be treated for federal tax purposes as an amount received under the Contract (e.g., as an amount distributed from the Contract to pay for an additional benefit that should be treated as a benefit that is being provided by a separate contract for tax purposes, i.e., by a separate contract that is not part of the annuity Contract for tax purposes).

        b.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

iii. Generally, nonperiodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

        c.   AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity

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Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.


        d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY PAYMENTS.

i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.  The 10% penalty tax will not apply to the following distributions:

        1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

        2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

        3.   Distributions attributable to a recipient's becoming disabled.


        4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary).


        5. Distributions made under certain annuities issued in connection with structured settlement agreements.

        6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).


        7. Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.


If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

        e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

        f.   REQUIRED DISTRIBUTIONS.

i.   Death of Contract Owner or Primary Annuitant

      Subject to the alternative election or spouse beneficiary provisions in ii or iii below:

        1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

        2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

        3. If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in

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           affecting the timing or amount of the payout under the Contract.

ii.  Alternative Election to Satisfy Distribution Requirements

      If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.

iii.  Spouse Beneficiary

      If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her spouse, and the Annuitant or Contingent Annuitant is living, such spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.

        g.   ADDITION OF RIDER OR MATERIAL CHANGE.

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into, for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

        h.  PARTIAL EXCHANGES.

The IRS in Rev. Rul. 2003-76 has confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering
(1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code
Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Accordingly, we advise you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

    3.   DIVERSIFICATION REQUIREMENTS.

The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or underlying fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.

The Treasury Department's diversification regulations under Code Section 817(h) require, among other things, that:

- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,

-   no more than 70% is represented by any two investments,

-   no more than 80% is represented by any three investments and

-   no more than 90% is represented by any four investments.

In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.

A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to pay the tax due for the period during which the diversification requirements were not met.

We monitor the diversification of investments in the separate accounts and test for diversification as required by the Code. We intend to administer all contracts subject to the diversification requirements in a manner that will maintain adequate diversification.

    4.   TAX OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.

In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that, in regulations or revenue rulings under Code Section 817(d) (relating to the definition of a variable contract), it would provide guidance on the extent to which contract owners may direct their investments to particular subaccounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.

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For instance, the IRS in Rev. Rul. 2003-92, amplified by Rev. Rul. 2007-7, reiterated its position in prior rulings that, where shares in a fund offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such shares can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such shares should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such shares directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts or by other permitted entities.


The IRS in Rev. Rul. 2003-91 also indicated that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the underlying fund assets. The ruling does not specify the number of fund options, if any, that may prevent a variable contract owner from receiving favorable tax treatment. As a result, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.

D. FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Contract that is taxable gross income to the recipient is also subject to federal income tax withholding, pursuant to Code Section 3405, which requires the following:

        1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless the recipient elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

        2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is subject to federal income tax withholding as if the recipient were married claiming 3 exemptions, unless the recipient elects otherwise. A recipient may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested.


Generally, no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the recipient is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. You also may be required to pay penalties under the estimated income tax rules, if your withholding and estimated tax payments are insufficient to satisfy your total tax liability. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit the tax to the IRS.


E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to Appendix I for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and withholding on taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding tax applies, we are required to withhold tax at a 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.

G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-spouse beneficiary who either is (1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it

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directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code
Section 72(e)(4)(C)(iii) and Section 1015.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts, accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider whether the Contract is a suitable investment if you are investing through a Qualified Plan.

THE FOLLOWING IS ONLY A GENERAL DISCUSSION ABOUT TYPES OF QUALIFIED PLANS FOR WHICH THE CONTRACTS MAY BE AVAILABLE. WE ARE NOT THE PLAN ADMINISTRATOR FOR ANY QUALIFIED PLAN. THE PLAN ADMINISTRATOR OR CUSTODIAN, WHICHEVER IS APPLICABLE, (BUT NOT US) IS RESPONSIBLE FOR ALL PLAN ADMINISTRATIVE DUTIES INCLUDING, BUT NOT LIMITED TO, NOTIFICATION OF DISTRIBUTION OPTIONS, DISBURSEMENT OF PLAN BENEFITS, HANDLING ANY PROCESSING AND ADMINISTRATION OF QUALIFIED PLAN LOANS, COMPLIANCE REGULATORY REQUIREMENTS AND FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS FROM THE PLAN TO PLAN PARTICIPANTS AND, IF APPLICABLE, BENEFICIARIES OF PLAN PARTICIPANTS AND IRA CONTRIBUTIONS FROM PLAN PARTICIPANTS. OUR ADMINISTRATIVE DUTIES ARE LIMITED TO ADMINISTRATION OF THE CONTRACT AND ANY DISBURSEMENTS OF ANY CONTRACT BENEFITS TO THE OWNER, ANNUITANT OR BENEFICIARY OF THE CONTRACT, AS APPLICABLE. OUR TAX REPORTING RESPONSIBILITY IS LIMITED TO FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS TO THE APPLICABLE PAYEE AND IRA CONTRIBUTIONS FROM THE OWNER OF A CONTRACT, AS RECORDED ON OUR BOOKS AND RECORDS. IF YOU ARE PURCHASING A QUALIFIED CONTRACT, YOU SHOULD CONSULT WITH YOUR PLAN ADMINISTRATOR AND/OR A QUALIFIED TAX ADVISER. YOU ALSO SHOULD CONSULT WITH A QUALIFIED TAX ADVISER AND/OR PLAN ADMINISTRATOR BEFORE YOU WITHDRAW ANY PORTION OF YOUR CONTRACT VALUE.

The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.

We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.

1. INDIVIDUAL RETIREMENT ANNUITIES ("IRAs")


In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.


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TRADITIONAL IRAs  Traditional IRAs are subject to limits on the amounts that may be contributed each year (which contribution limits are scheduled to increase over the next several years), the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.


You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into your Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plan if the distribution is not transferred directly to your Traditional IRA. In addition, a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). Certain plans may not allow such rollovers.


IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

SEP IRAs Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

SIMPLE IRAs The Savings Incentive Match Plan for Employees of Small Employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.

If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.

ROTH IRAs Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA

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restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a
Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA may convert a Traditional IRA into a Roth IRA under certain circumstances. The conversion of a Traditional IRA to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax. In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA and under limited circumstances, as indicated below. After 2007, distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.


2.    QUALIFIED PENSION OR PROFIT-SHARING PLAN OR SECTION 401(k) PLAN

Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.

In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefit once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

3. TAX SHELTERED ANNUITY UNDER SECTION 403(b) ("TSA")


Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code
Section 501(c)(3) to purchase a "tax-sheltered annuity" contract ("TSA") and, subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, such contributions may not exceed the lesser of an annual dollar limit (e.g., $45,000 in 2007) or 100% of the employee's "includable compensation" for his most recent full year of service, subject to other adjustments. Special provisions may allow certain employees to elect a different overall limitation.


A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:

       a.   after the employee reaches age 59 1/2;

       b.  upon the employee's separation from service;

       c.   upon the employee's death or disability; or


       d. in the case of hardship (and in the case of hardship, any income attributable to such contributions may not be distributed); or



       e. as a qualified reservist distribution upon certain calls to active duty.


Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below.

4.    DEFERRED COMPENSATION PLANS UNDER SECTION 457 ("SECTION 457 PLANS")

Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code
Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensa

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34                                          UNION SECURITY INSURANCE COMPANY

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tion Plan that meets the requirements of Code Section 457(b) is called an
"Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. In addition, under Code
Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).

All of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. However, where the trust requirement does not apply, amounts held under a Section 457 Plan must remain subject to the claims of the employer's general creditors.

5. TAXATION OF AMOUNTS RECEIVED FROM QUALIFIED PLANS

Except under certain circumstances in the case of Roth IRAs, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.


For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.



In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer or, during 2007, certain distributions from an IRA for charitable purposes). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.


6. PENALTY TAXES FOR QUALIFIED PLANS

Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.

a. PENALTY TAXES ON PREMATURE DISTRIBUTIONS Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1/2. However, this 10% penalty tax does not apply to a distribution that is either:

- made to a beneficiary (or to the employee's estate) on or after the employee's death;

-   attributable to the employee's becoming disabled under Code Section
    72(m)(7);

- part of a series of substantially equal periodic payments (not less frequently than annually -- "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;


- (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans); or



- not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or



-   certain qualified reservist distributions upon a call to active duty.


In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

- made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

- not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or

-   for a qualified first-time home buyer and meets the requirements of Code
    Section 72(t)(8).

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified

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(other than by death or disability), the 10% penalty tax will be applied
RETROACTIVELY TO ALL THE PRIOR PERIODIC PAYMENTS (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.

b. RMDS AND 50% PENALTY TAX If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of:

-   the calendar year in which the individual attains age 70 1/2, or

- (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over --

(a) the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or

(b) over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.

If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70 1/2.

If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

7. TAX WITHHOLDING FOR QUALIFIED PLANS

Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" (described below in "ROLLOVER DISTRIBUTIONS"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "ROLLOVER DISTRIBUTIONS"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."

Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens or resident aliens of the United States.

Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.

8. ROLLOVER DISTRIBUTIONS

The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan fiduciaries (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back

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36                                          UNION SECURITY INSURANCE COMPANY

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into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.

For instance, generally any amount can be transferred directly from one type of Qualified Plan (e.g., a TSA) to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transferor Plan (e.g., a TSA that is subject to the same kinds of salary reduction restrictions). Such a "direct transfer" between the same kind of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.

By contrast, an amount distributed from one type of Plan (e.g., a TSA) into a different type of Plan (e.g., a Traditional IRA) generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan fiduciary) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan fiduciary by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient.

Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either:

       a.   an RMD amount;

       b. one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

       c.   any distribution made upon hardship of the employee.

Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified
Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).


Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a non-spouse designated benefici


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UNION SECURITY INSURANCE COMPANY                                          37

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ary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be re-contributed within three years as a rollover contribution to a Plan from which a KETRA distribution was taken.

38                                          UNION SECURITY INSURANCE COMPANY

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ACCUMULATION UNIT VALUES

(FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)


The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.



                                                            AS OF DECEMBER 31,
SUB-ACCOUNT                        2006           2005           2004           2003           2002
----------------------------------------------------------------------------------------------------------
AIM V.I. CORE EQUITY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $16.804             --             --             --             --
  Accumulation Unit Value at
   end of period                  $18.311             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      52             --             --             --             --
AIM V.I. GLOBAL HEALTH CARE
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $20.384        $18.933        $17.680        $13.899        $18.480
  Accumulation Unit Value at
   end of period                  $21.355        $20.384        $18.933        $17.680        $13.899
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      52             61             80            101            152
AIM V.I. TECHNOLOGY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $12.308        $12.101        $11.617         $8.032        $15.178
  Accumulation Unit Value at
   end of period                  $13.537        $12.308        $12.101        $11.617         $8.032
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      95            173            230            262            274
ALLIANCEBERNSTEIN VP
 INTERNATIONAL RESEARCH
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $16.048        $13.528        $11.553         $8.819        $10.456
  Accumulation Unit Value at
   end of period                  $20.202        $16.048        $13.528        $11.553         $8.819
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      54            113            141            160            152
ALLIANCEBERNSTEIN VP LARGE CAP
 GROWTH PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $22.006        $19.198        $17.754        $14.421        $20.887
  Accumulation Unit Value at
   end of period                  $21.810        $22.006        $19.198        $17.754        $14.421
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      78            128            144            165            236
ALLIANCEBERNSTEIN VP MONEY
 MARKET PORFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $13.240        $12.997        $12.964        $12.954        $12.869
  Accumulation Unit Value at
   end of period                  $13.735        $13.240        $12.997        $12.964        $12.954
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     441            559            621            848          1,293
AMERICAN CENTURY VP BALANCED
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $18.115        $17.341        $15.868        $13.343        $14.819
  Accumulation Unit Value at
   end of period                  $19.769        $18.115        $17.341        $15.868        $13.343
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      98            133            136            145            111
AMERICAN CENTURY VP CAPITAL
 APPRECIATION FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $13.680        $11.257        $10.511         $8.764        $11.172
  Accumulation Unit Value at
   end of period                  $15.963        $13.680        $11.257        $10.511         $8.764
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      29             40             47             58             59

                                                          AS OF DECEMBER 31,
SUB-ACCOUNT                        2001           2000           1999           1998           1997
-------------------------------  -------------------------------------------------------------------------
AIM V.I. CORE EQUITY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period                 --             --             --             --             --  (a)
  Accumulation Unit Value at
   end of period                       --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      --             --             --             --             --
AIM V.I. GLOBAL HEALTH CARE
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $21.236        $16.342        $15.654        $11.007        $10.000
  Accumulation Unit Value at
   end of period                  $18.480        $21.236        $16.342        $15.654        $11.007
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     213            289            124            119             14
AIM V.I. TECHNOLOGY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $28.144        $36.917        $14.322        $11.446        $10.000
  Accumulation Unit Value at
   end of period                  $15.178        $28.144        $36.917        $14.322        $11.446
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     435            432            345             86             15
ALLIANCEBERNSTEIN VP
 INTERNATIONAL RESEARCH
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $13.544        $16.990        $12.175        $10.818        $10.517
  Accumulation Unit Value at
   end of period                  $10.456        $13.544        $16.990        $12.175        $10.818
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     121            130            114             94            245
ALLIANCEBERNSTEIN VP LARGE CAP
 GROWTH PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $25.357        $30.515        $23.171        $15.729        $11.804
  Accumulation Unit Value at
   end of period                  $20.887        $25.357        $30.515        $23.171        $15.729
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     329            338            273            375            127
ALLIANCEBERNSTEIN VP MONEY
 MARKET PORFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $12.481        $11.837        $11.348        $10.862        $10.378
  Accumulation Unit Value at
   end of period                  $12.869        $12.481        $11.837        $11.348        $10.862
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   1,983          1,880          1,366          1,459            649
AMERICAN CENTURY VP BALANCED
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $15.456        $15.952        $14.567        $12.639        $10.973
  Accumulation Unit Value at
   end of period                  $14.819        $15.456        $15.952        $14.567        $12.639
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     129             71             93             91             45
AMERICAN CENTURY VP CAPITAL
 APPRECIATION FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $15.691        $14.453         $8.825         $9.061         $9.412
  Accumulation Unit Value at
   end of period                  $11.172        $15.691        $14.453         $8.825         $9.061
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      93            110             51             15             16

UNION SECURITY INSURANCE COMPANY                                          39

-------------------------------------------------------------------------------


                                                            AS OF DECEMBER 31,
SUB-ACCOUNT                        2006           2005           2004           2003           2002
----------------------------------------------------------------------------------------------------------
FEDERATED AMERICAN LEADERS FUND
 II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $20.944        $20.033        $18.331        $14.420        $18.155
  Accumulation Unit Value at
   end of period                  $24.355        $20.944        $20.033        $18.331        $14.420
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      98            131            146            132            158
FEDERATED CAPITAL INCOME FUND
 II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $12.775        $12.074        $11.026         $9.178        $12.116
  Accumulation Unit Value at
   end of period                  $14.707        $12.775        $12.074        $11.026         $9.178
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                       4              5             10             19             27
FEDERATED FUND FOR U.S.
 GOVERNMENT SECURITIES FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $15.489        $15.250        $14.785        $14.508        $13.364
  Accumulation Unit Value at
   end of period                  $16.058        $15.489        $15.250        $14.785        $14.508
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      78            129            152            218            248
FEDERATED HIGH INCOME BOND FUND
 II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $16.333        $15.982        $14.534        $11.946        $11.834
  Accumulation Unit Value at
   end of period                  $18.017        $16.333        $15.982        $14.534        $11.946
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      41             74             68            168            165
GARTMORE GVIT DEVELOPING
 MARKETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $15.794        $12.063        $10.115         $7.285             --
  Accumulation Unit Value at
   end of period                  $21.160        $15.794        $12.063        $10.115             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      74             75             87            134             --
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $17.444        $16.767        $15.257        $11.961        $15.493
  Accumulation Unit Value at
   end of period                  $20.049        $17.444        $16.767        $15.257        $11.961
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     201            254            297            343            347
ING JPMORGAN EMERGING MARKETS
 EQUITY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $10.270        $10.077             --             --             --
  Accumulation Unit Value at
   end of period                  $13.923        $10.270             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      32             22             --             --             --
ING VP NATURAL RESOURCES TRUST
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $23.276        $16.367        $14.593        $11.230        $11.522
  Accumulation Unit Value at
   end of period                  $28.206        $23.276        $16.367        $14.593        $11.230
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      31             48             12              8              9
MFS(R) EMERGING GROWTH SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $17.930        $16.495        $14.668        $11.314        $17.158
  Accumulation Unit Value at
   end of period                  $19.258        $17.930        $16.495        $14.668        $11.314
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      41             56             69             85            120

                                                          AS OF DECEMBER 31,
SUB-ACCOUNT                        2001           2000           1999           1998           1997
-------------------------------  --------------------------------------------------------------------
FEDERATED AMERICAN LEADERS FUND
 II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $19.046        $18.671        $17.577        $15.012        $11.395
  Accumulation Unit Value at
   end of period                  $18.155        $19.046        $18.671        $17.577        $15.012
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     222            222            114             95            213
FEDERATED CAPITAL INCOME FUND
 II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $14.115        $15.561        $15.375        $13.550        $10.748
  Accumulation Unit Value at
   end of period                  $12.116        $14.115        $15.561        $15.375        $13.550
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      39             61             55             71            122
FEDERATED FUND FOR U.S.
 GOVERNMENT SECURITIES FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $12.542        $11.352        $11.473        $10.705        $10.000
  Accumulation Unit Value at
   end of period                  $13.364        $12.542        $11.352        $11.473        $10.705
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     455            301            156             93             20
FEDERATED HIGH INCOME BOND FUND
 II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $11.733        $12.956        $12.720        $12.441        $10.978
  Accumulation Unit Value at
   end of period                  $11.834        $11.733        $12.956        $12.720        $12.441
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     124            198            235            292            208
GARTMORE GVIT DEVELOPING
 MARKETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period                 --             --             --             --             --
  Accumulation Unit Value at
   end of period                       --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      --             --             --             --             --
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $17.748        $19.700        $16.424        $12.883         $9.759
  Accumulation Unit Value at
   end of period                  $15.493        $17.748        $19.700        $16.424        $12.883
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     472            437            475            147            207
ING JPMORGAN EMERGING MARKETS
 EQUITY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period                 --             --             --             --             --
  Accumulation Unit Value at
   end of period                       --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      --             --             --             --             --
ING VP NATURAL RESOURCES TRUST
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $13.768        $11.684        $10.288        $12.853        $12.051
  Accumulation Unit Value at
   end of period                  $11.522        $13.768        $11.684        $10.288        $12.853
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      28             35             79             52             90
MFS(R) EMERGING GROWTH SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $25.912        $32.324        $18.374        $13.756        $11.335
  Accumulation Unit Value at
   end of period                  $17.158        $25.912        $32.324        $18.374        $13.756
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     178            186            147            494            303

40                                          UNION SECURITY INSURANCE COMPANY

-------------------------------------------------------------------------------


                                                                   AS OF DECEMBER 31,
SUB-ACCOUNT                               2006           2005           2004           2003           2002
-----------------------------------------------------------------------------------------------------------------
MFS(R) HIGH INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $16.261        $15.989        $14.715        $12.531        $12.272
  Accumulation Unit Value at end of
   period                                $17.867        $16.261        $15.989        $14.715        $12.531
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 23             71             62             71            110
MFS(R) STRATEGIC INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $15.005        $14.793        $13.794        $12.553        $11.633
  Accumulation Unit Value at end of
   period                                $15.934        $15.005        $14.793        $13.794        $12.553
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 23             18             18             11              4
NEUBERGER BERMAN AMT LIMITED MATURITY
 BOND FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.749        $13.614        $13.570        $13.309        $12.691
  Accumulation Unit Value at end of
   period                                $14.262        $13.749        $13.614        $13.570        $13.309
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 38             62             61             71             74
NEUBERGER BERMAN AMT PARTNERS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $18.972        $16.144        $13.630        $10.135        $13.422
  Accumulation Unit Value at end of
   period                                $21.198        $18.972        $16.144        $13.630        $10.135
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                108            121            117             95             94
PIONEER FUND VCT PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $10.871        $10.285        $10.063             --             --
  Accumulation Unit Value at end of
   period                                $12.622        $10.871        $10.285             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 78            105            118             --             --
PIONEER GROWTH OPPORTUNITIES VCT
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $20.279        $19.094        $15.679        $11.019        $17.757
  Accumulation Unit Value at end of
   period                                $21.318        $20.279        $19.094        $15.679        $11.019
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                164            196            279            204            217
VAN ECK WORLDWIDE BOND FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $15.473        $16.029        $14.751        $12.540        $10.354
  Accumulation Unit Value at end of
   period                                $16.402        $15.473        $16.029        $14.751        $12.540
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  8             16             17             20             32
VAN ECK WORLDWIDE HARD ASSETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $20.871        $13.823        $11.199         $7.754         $8.016
  Accumulation Unit Value at end of
   period                                $25.866        $20.871        $13.823        $11.199         $7.754
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 42             59             23             43             13
WELLS FARGO ADVANTAGE VT DISCOVERY
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $20.317        $16.799             --             --             --
  Accumulation Unit Value at end of
   period                                $23.188        $20.317             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 31             34             --             --             --

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                               2001           2000           1999           1998           1997
--------------------------------------  --------------------------------------------------------------------
MFS(R) HIGH INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.077        $12.998        $12.266        $12.342        $10.912
  Accumulation Unit Value at end of
   period                                $12.272        $12.077        $12.998        $12.266        $12.342
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                124            106            102            352             55
MFS(R) STRATEGIC INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $11.154        $10.685        $11.008        $10.249        $10.412
  Accumulation Unit Value at end of
   period                                $11.633        $11.154        $10.685        $11.008        $10.249
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  5              6              3             30             11
NEUBERGER BERMAN AMT LIMITED MATURITY
 BOND FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $11.718        $11.023        $10.911        $10.498        $10.000
  Accumulation Unit Value at end of
   period                                $12.691        $11.718        $11.023        $10.911        $10.498
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                104             80             45             66             32
NEUBERGER BERMAN AMT PARTNERS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.880        $13.835        $12.946        $12.478        $10.000
  Accumulation Unit Value at end of
   period                                $13.422        $13.880        $13.835        $12.946        $12.478
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                116             80             45             66             47
PIONEER FUND VCT PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
PIONEER GROWTH OPPORTUNITIES VCT
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.973        $16.023        $15.237        $14.993        $10.398
  Accumulation Unit Value at end of
   period                                $17.757        $14.973        $16.023        $15.237        $14.993
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                334            215            258            367            255
VAN ECK WORLDWIDE BOND FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $10.954        $10.807        $11.778        $10.493        $10.294
  Accumulation Unit Value at end of
   period                                $10.354        $10.954        $10.807        $11.778        $10.493
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 17             23             29             75             27
VAN ECK WORLDWIDE HARD ASSETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $8.992         $8.108         $6.731         $9.775         $9.992
  Accumulation Unit Value at end of
   period                                 $8.016         $8.992         $8.108         $6.731         $9.775
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 14             22            101             55            135
WELLS FARGO ADVANTAGE VT DISCOVERY
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --



(a)  Inception date May 1, 2006.

UNION SECURITY INSURANCE COMPANY                                          41

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FURTHER INFORMATION ABOUT UNION SECURITY INSURANCE COMPANY

FORWARD-LOOKING STATEMENTS

Some of the statements under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this report may contain forward-looking statements which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of those words or other comparable words. Any forward-looking statements contained in this report are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in this report. We believe that these factors include but are not limited to those described under the subsection entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this report reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, financial condition, growth strategy and liquidity.

                                     PART I

1. BUSINESS

Union Security Insurance Company (formerly known as Fortis Benefits Insurance Company) is a stock life insurance company formed in 1910 and organized under the laws of the State of Iowa. Since 1984, it has been an indirect wholly owned subsidiary of Assurant, Inc. ("Assurant"), which owns and operates companies that provide specialty insurance products and related services in North America and selected other markets. Assurant is traded on the New York Stock Exchange under the symbol AIZ.

In this report, references to the "Union Security," "we," "us" or "our" refer to Union Security Insurance Company.

Effective December 31, 2006, International Dental Plans, Inc. ("IDP"), an indirect wholly-owned subsidiary of Assurant, was merged into the operations of Union Security. Accordingly, all prior period amounts have been restated to conform to the 2006 presentation.

Effective April 1, 2006, Union Security transferred assets and liabilities related to its Canadian operations to Assurant Life of Canada ("ALOC") for the purpose of re-domesticating Assurant's Canadian operations. ALOC is also an indirect wholly-owned subsidiary of Assurant.

Effective November 9, 2005, Union Security signed an agreement with Forethought Life Insurance Company ("Forethought") to sell via reinsurance new preneed insurance policies written as of October 1, 2005 in the United States via independent funeral homes and funeral home chains other than those owned and operated by Service Corporation International ("SCI"). Union Security will receive payments from Forethought over the next ten years based on the amount of business transitioned to Forethought.

Effective November 1, 2005, eight dental companies, all indirectly wholly owned subsidiaries of Assurant (the "Dental Companies"), were merged into the operations of Union Security. All of the Dental Companies engaged in the business of marketing prepaid dental care. The assets, liabilities, and operations of the Dental Companies for the year ended December 31, 2005 are included in our consolidated financial statements. Assets and liabilities were included at the current book value of the Dental Companies as of January 1, 2005. The Dental Companies had a combined net income of $3,358 for the year ended December 31, 2004. This amount is not included in our consolidated statements of operations for that period.

Dollar amounts are presented in U.S. dollars and all amounts are in thousands, except number of shares and number of employees.

BUSINESS ORGANIZATION

Union Security is licensed to sell life, health and annuity insurance in the District of Columbia and in all states except New York. We write insurance products that are marketed by Assurant's business segments (see Assurant's annual report on Form 10-K for the fiscal year ended December 31, 2006 for a full description of each of these businesses). We perform substantially all of the operations of the Assurant Employee Benefits segment. We market, sell and administer directly the group disability, group life and certain of the group dental insurance products, and we manage other Assurant subsidiaries that provide the prepaid dental products. With respect to the Assurant Health segment, we issue small group health insurance policies that are sold through an independent agency. Finally, with respect to the Assurant Solutions segment, we issue accidental death and dismemberment policies for which the

42                                          UNION SECURITY INSURANCE COMPANY

-------------------------------------------------------------------------------

segment performs the selling, marketing, and administration functions. We discontinued marketing all pre-funded life insurance business as a result of two transactions.

First, in November of 2005 we signed an agreement with Forethought to sell via reinsurance new preneed insurance policies written as of October 1, 2005 in the United States via independent funeral homes and funeral home chains other than those owned and operated by SCI. We will receive payments from Forethought over the next ten years based on the amount of business transitioned to Forethought. Second, in April of 2006 we transferred assets and liabilities related to our Canadian operations to ALOC. ALOC is also an indirect wholly-owned subsidiary of Assurant. Of our total gross revenues generated during 2006, approximately 48% was from the Assurant Employee Benefits segment, approximately 39% was from the Assurant Solutions segment and the remaining from the Assurant Health segment.

As an indirect wholly owned subsidiary of Assurant, Union Security does not have any publicly issued equity or debt securities. We are, however, subject to certain filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), because we have issued certain variable and market value adjusted insurance contracts, which are required to be registered under the Securities Act of 1933, as amended (the "Securities Act"). Effective April 1, 2001, Assurant exited this line of business and sold the business segment, then referred to as Fortis Financial Group ("FFG"), to The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford"). This sale was accomplished by means of reinsurance and modified coinsurance. As a result, The Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding.

Union Security was redomesticated to Iowa from Minnesota in 2004.

As of February 15, 2007, we had approximately 1,700 employees.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports, filed or furnished pursuant to
Section 13(a) or 15(d) of the Exchange Act, are available free of charge at the Securities and Exchange Commission's ("SEC") website at www.sec.gov. For additional information that relates to our business, we refer you to Assurant's annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC and available on the SEC's website at www.sec.gov or through Assurant's website at www.assurant.com.

ITEM 1A.  RISK FACTORS

Union Security is subject to risks associated with our business. These risks include, among others:

- RELIANCE ON RELATIONSHIPS WITH SIGNIFICANT CLIENTS, DISTRIBUTORS AND OTHER PARTIES. If our significant clients, distributors and other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services, which may lead to decreased sales of products and services.

- FAILURE TO ATTRACT AND RETAIN SALES REPRESENTATIVES OR DEVELOP AND MAINTAIN DISTRIBUTION SOURCES. Our sales representatives interface with clients and third party distributors. Our inability to attract and retain our sales representatives or an interruption in, or changes to, our relationships with various third-party distributors could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition. In addition, our ability to market our products and services depends on our ability to tailor our channels of distribution to comply with changes in the regulatory environment.

- EFFECT OF GENERAL ECONOMIC, FINANCIAL MARKET AND POLITICAL CONDITIONS. Our results of operations and financial condition may be materially adversely affected by general economic, financial market and political conditions, including:

       -   insurance industry cycles;

       -   levels of employment;

       -   levels of inflation and movements of the financial markets;

       -   fluctuations in interest rates;

       -   monetary policy;

       -   demographics; and

       -   legislative and competitive factors.

- FAILURE TO PREDICT ACCURATELY BENEFITS AND OTHER COSTS AND CLAIMS. We may be unable to predict accurately benefits, claims and other costs or to manage such costs through our loss limitation methods, which could have a material adverse effect on our results of operations and financial condition if claims substantially exceed our expectations.

- CHANGES IN REGULATION. Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.

- REINSURER'S FAILURE TO FULFILL OBLIGATIONS. In 2001, Assurant entered into a reinsurance agreement with The

UNION SECURITY INSURANCE COMPANY                                          43

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  Hartford for the sale of its FFG division. Under the reinsurance agreement,
  The Hartford is obligated to contribute funds to increase the value of the separate account assets relating to modified guaranteed annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, we will be obligated to make these payments and administer this business in the event of a default by the reinsurer. In 2000, Assurant divested its long-term care ("LTC") operations to John Hancock Life Insurance Company ("John Hancock") through a reinsurance agreement. If John Hancock fails to fulfill its obligations, we would be obligated to make these payments.

- CREDIT RISK OF SOME OF OUR AGENTS. We advance agents' commissions as part of our pre-funded funeral insurance product offerings. These advances are a percentage of the total face amount of coverage as opposed to a percentage of the first-year premium paid, the formula that is more common in other life insurance markets. There is a one-year payback provision against the agency if death or lapse occurs within the first policy year. As a result of the sale of the independent United States pre-funded funeral business distribution, we will incur losses on chargebacks from agents who have been terminated who will be unable to repay their obligation.

For additional risks that relate to our business, we refer you to Assurant's annual report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC and available on the SEC's website at www.sec.gov or through Assurant's website at www.assurant.com.

ITEM 2.  PROPERTIES

Our principal office is in Kansas City, Missouri, where we lease office space in a building owned by Assurant. We also lease from an unrelated party office space in Birmingham, Alabama, which is used to house certain employees of our dental benefits division and office space in Atlanta, Georgia used for our Assurant Solutions business. In addition, we have regional claims and sales offices throughout the United States. We believe that our leased properties are adequate for our current business operations.

ITEM 3.  LEGAL PROCEEDINGS

We are regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While we cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, we do not believe that any pending matter will have a material adverse effect on our financial condition or results of operations.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not required under reduced disclosure format.

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

There is no public trading market for our common stock. As of February 15, 2007, we had 1,000,000 shares of common stock outstanding, all of which are owned directly by Interfinancial Inc., a Georgia corporation that is a direct wholly owned subsidiary of Assurant, Inc. We paid $210,000, $180,000, and $76,250 in dividends to our stockholder in 2006, 2005 and 2004, respectively.

ITEM 6.  SELECTED FINANCIAL DATA

Not required under reduced disclosure format.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes which appear elsewhere in this report. It contains forward-looking statements that involve risks and uncertainties. Please see "Forward-Looking Statements" for more information. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this report.

44                                          UNION SECURITY INSURANCE COMPANY

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The table below presents information regarding our consolidated results of operations:

                                                  FOR THE YEARS ENDED
                                                     DECEMBER 31,
(IN THOUSANDS)                                  2006               2005
--------------------------------------------------------------------------------
REVENUES:
Net earned premiums and other                 $1,366,820         $1,710,771
 considerations
Net investment income                            286,974            293,910
Net realized gains (losses) on investments         8,490             (1,651)
Amortization of deferred gains on disposal        14,929             33,098
 of businesses
Fees and other income                             73,183             10,427
                                            ------------       ------------
Total revenues                                 1,750,396          2,046,555
                                            ------------       ------------
BENEFITS, LOSSES AND EXPENSES:
Policyholder benefits                          1,027,054          1,293,289
Selling, underwriting and general expenses       470,134            568,503
 (1)
                                            ------------       ------------
Total benefits, losses and expenses            1,497,188          1,861,792
                                            ------------       ------------
INCOME BEFORE INCOME TAXES                       253,208            184,763
Income taxes                                     106,576             68,792
                                            ------------       ------------
NET INCOME                                      $146,632           $115,971
--------------------------------------------------------------------------------

(1) Includes amortization of deferred acquisition costs ("DAC") and value of business acquired ("VOBA") and underwriting, general and administrative expenses.

YEAR ENDED DECEMBER 31, 2006 COMPARED TO DECEMBER 31, 2005

NET INCOME

Net income increased by $30,661, or 26%, to $146,632 for the year ended December 31, 2006 from $115,971 for the year ended December 31, 2005. This increase is primarily due to approximately $40,500 of after-tax income from a legal settlement and growth in our disability business written through our Disability Reinsurance Management Services ("DRMS") distribution channel. These increases are partially offset by a decrease in amortization of deferred gains on disposal of businesses and a decline in our group life business.

TOTAL REVENUES

Total revenues decreased by $296,159, or 14%, to $1,750,396 for the year ended December 31, 2006 from $2,046,555 for the year ended December 31, 2005. This decrease is primarily due to a decrease in net earned premiums and other considerations of $343,951 due to the sale of our Independent -- United States distribution channel in our pre-funded funeral business, the loss of a client in our accidental death and dismemberment ("AD&D") business and declines in our group dental, group life and small employer group health businesses. Also contributing to the decrease in revenues was a decrease in amortization of deferred gains on disposal of businesses of $18,169, of which we took a charge of approximately $10,600 over prior year as a result of our annual review of estimates affecting the deferred gain on disposal of businesses. These decreases were partially offset by a legal settlement, which resulted in a $62,300 increase to fees and other income, and an increase in net realized gains (losses) on investments primarily due to the reduction of commercial mortgage loan loss reserves of approximately $9,800 due to a refinement of management's best estimate of this reserve.

TOTAL BENEFITS, LOSSES AND EXPENSES

Total benefits, losses and expenses decreased by $364,604, or 20%, to $1,497,188 for the year ended December 31, 2006 from $1,861,792 for the year ended December 31, 2005. This decrease is primarily due to a decrease in policyholder benefits of $266,235 driven by the sale of our Independent -- United States distribution channel in our pre-funded funeral business and favorable claims experience in our group dental, group disability and small employer group health businesses. Also contributing to the decrease was lower selling, underwriting and general expenses of $98,369 primarily due to a decrease in commission expense as a result of the loss of a client in our AD&D business, the sale of the Independent -- United States distribution channel in our pre-funded funeral business, the transfer of our Canadian pre-funded funeral business, and lower commissions resulting from lower sales and renewals in our group dental, group life and small employer group health businesses.

INCOME TAXES

Income taxes increased by $37,784, or 55%, to $106,576 for the year ended December 31, 2006 from $68,792 for the year ended December 31, 2005. The increase was primarily driven by approximately $20,000 associated with an increase in certain prior year tax liabilities.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers' and our stockholder's interests. We are exposed to potential loss from various market risks, in particular interest rate risk, credit risk and inflation risk.

Interest rate risk is the possibility the fair value of liabilities will change more or less than the market value of investments in

UNION SECURITY INSURANCE COMPANY                                          45

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response to changes in interest rates, including changes in the slope or shape of the yield curve and changes in spreads due to credit risks and other factors.

Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed income investment portfolio and, to a lesser extent, in our reinsurance recoverables.

Inflation risk is the possibility that a change in domestic price levels produces an adverse effect on earnings. This typically happens when only one of invested assets or liabilities is indexed to inflation.

INTEREST RATE RISK

Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity investments, mortgage-backed and asset-backed securities and commercial mortgage loans, primarily in the United States and Canada. There are two forms of interest rate risk -- price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rises. Reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows from mortgage-backed and asset-backed securities. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment, and conversely as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment. As of December 31, 2006, we held $2,915,346 of fixed maturity securities at fair market value and $750,283 of commercial mortgages at amortized cost for a combined total of 85% of total invested assets. As of December 31, 2005, we held $3,488,415 of fixed maturity securities at fair market value and $758,966 of commercial mortgages at amortized cost for a combined total of 83% of total invested assets.

We expect to manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.

Our group long-term disability and group term life waiver of premium reserves are also sensitive to interest rates. These reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio, with adjustments for investment expenses and provisions for adverse deviation.

CREDIT RISK

We have exposure to credit risk primarily as a holder of fixed income securities and by entering into reinsurance cessions.

Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA-and above, 1% for issuers rated A- to A+, 0.75% for issuers rated BBB- to BBB+ and 0.38% for issuers rated BB- to BB+. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements.

We use the lower of Moody's or Standard & Poor's ratings to determine an issuer's rating.

We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.

For at least 50% of our $1,303,620 of reinsurance recoverables at December 31, 2006, we are protected from the credit risk by using some type of risk mitigation mechanism such as a trust, letter of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For example, reserves of $752,377 and $423,889 as of December 31, 2006 relating to two large coinsurance arrangements with The Hartford and John Hancock, respectively, related to sales of businesses are secured by such mechanisms. If the value of the assets in these trusts decreases, The Hartford and John Hancock, as the case may be, will be required to put more assets in the trusts. We may be dependent on the financial condition of The Hartford and John Hancock, whose A.M. Best ratings are currently A+ and A++, respectively. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable.

INFLATION RISK

Inflation risk arises as we invest substantial funds in nominal assets which are not indexed to the level of inflation, whereas the underlying liabilities are indexed to the level of inflation. Approximately 23% of our pre-funded funeral insurance policies with reserves of approximately $347,000 as of December 31, 2006 have death benefits that are guaranteed to grow with the Consumer Price Index. In times of rapidly rising inflation the credited death benefit growth on these liabilities increases relative to the investment income earned on the nominal assets resulting in an adverse impact on earnings. We have partially mitigated this risk by purchasing a contract with payments tied to the Consumer Price Index. See " -- Derivatives."

In addition, we have inflation risk in our individual and small employer group health insurance businesses to the extent that

46                                          UNION SECURITY INSURANCE COMPANY

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medical costs increase with inflation and we have not been able to increase premiums to keep pace with inflation.

DERIVATIVES

Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices or the prices of securities or commodities. Derivative financial instruments may be exchange-traded or contracted in the over-the-counter market and include swaps, futures, options and forward contracts.

Under insurance statutes, our insurance companies may use derivative financial instruments to hedge actual or anticipated changes in their assets or liabilities, to replicate cash market instruments or for certain income-generating activities. These statutes generally prohibit the use of derivatives for speculative purposes. We generally do not use derivative financial instruments.

We have purchased a contract to partially hedge the inflation risk exposure inherent in some of our pre-funded funeral insurance policies.

In 2003, we determined that the modified coinsurance agreement with The Hartford contained an embedded derivative. In accordance with the Financial Accounting Standards Board's Derivatives Implementation Group Statement 133 Implementation Issue No. 36, Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments ("DIG B36"), we bifurcated the contract into its debt host and embedded derivative (total return swap) and recorded the embedded derivative at fair value on the balance sheet. Contemporaneous with adoption of DIG B36, we reclassified the invested assets related to this modified coinsurance agreement from fixed maturities available for sale to trading securities, included in other investments. The combination of the two aforementioned transactions has no net impact in the consolidated statements of operations for all periods presented.

UNION SECURITY INSURANCE COMPANY                                          47

-------------------------------------------------------------------------------

TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION
  Safekeeping of Assets
  Experts
  Independent Registered Public Accounting Firm
  Non-Participating
  Misstatement of Age or Sex
  Principal Underwriter
PERFORMANCE RELATED INFORMATION
  Total Return for all Sub-Accounts
  Yield for Sub-Accounts
  Money Market Sub-Accounts
  Additional Materials
  Performance Comparisons
FINANCIAL STATEMENTS

48                                          UNION SECURITY INSURANCE COMPANY

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APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

We will determine the Market Value Adjustment by multiplying the General Account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

               [(1 + I)/(1 + J + .005)] TO THE POWER OF n/12 - 1

where,

- I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

- J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

- N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

  Amount withdrawn or transferred                                  $10,000
  Existing Guarantee Period                                        7 years
  Time of withdrawal or transfer                                   Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                     8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)            7%*
  Remaining Guarantee Period (N)                                   60 months
Market Value Adjustment:                                      =    $10,000 x [[(1 + .08)/(1 + .07 + .005)]TO THE POWER OF 60/12 - 1]
                                                              =    $234.73

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 years
  Time of withdrawal or transfer                                        beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 9%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                           =    $10,000 x [[(1 + .08)/(1 + .09 + .005)]TO THE POWER OF 60/12
                                                                        -1]
                                                                   =    -$666.42

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,333.58

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

  Amount withdrawn or transferred                                  $10,000
  Guarantee Period                                                 7 years
  Time of withdrawal or transfer                                   Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                     8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)            7.75%*
  Remaining Guarantee Period (N)                                   60 months
Market Value Adjustment:                                      =    $10,000 x [[(1 + .08)/(1 + .0775 + .005)]TO THE POWER OF 60/12 -
                                                                   1]
                                                              =    -$114.94

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,885.06

UNION SECURITY INSURANCE COMPANY                                          49

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SAMPLE CALCULATION 4: NEUTRAL ADJUSTMENT

  Amount withdrawn or transferred:                                 $10,000
  Existing Guarantee Period:                                       7 years
  Time of withdrawal or transfer                                   Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                     8%*
  Guaranteed Interest Rate for new 5 year guarantee (J)            8%*
  Remaining Guarantee Period (N)                                   60 months
Market Value Adjustment:                                      =    $10,000 x [[(1 + .08)/(1 + .08 + .005)]TO THE POWER OF 60/12 - 1]
                                                              =    -$228.30

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $
9,771.70

*   Assumed for illustrative purposes only.

50                                          UNION SECURITY INSURANCE COMPANY

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APPENDIX II -- INVESTMENTS BY UNION SECURITY

Union Security's legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Union Security, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

-   federal, state and municipal obligations,

-   preferred and common stocks,

-   corporate bonds,

-   real estate mortgages and mortgage backed securities,

-   real estate, and

-   certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods."

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.

The Contracts are reinsured by Hartford Life Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Union Security; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life and Annuity Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Union Security.

To obtain a Statement of Additional Information, please complete the form below and mail to:



     Union Security Insurance Company
     c/o Hartford Life and Annuity Insurance Company
     Attn: Investment Product Services
     P.O. Box 5085
     Hartford, Connecticut 06102-5085


Please send a Statement of Additional Information for the TD Waterhouse variable annuity to me at the following address:

----------------------------------------------------------------
                              Name
----------------------------------------------------------------
                            Address
----------------------------------------------------------------
     City/State                                   Zip Code

                        UNION SECURITY INSURANCE COMPANY

                               2006 ANNUAL REPORT

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006
          WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                        UNION SECURITY INSURANCE COMPANY
                       CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2006

                                    CONTENTS

Report of Independent Registered Public Accounting Firm                    F-1
Consolidated Balance Sheets                                                F-2
Consolidated Statements of Operations                                      F-3
Consolidated Statements of Changes in Shareholder's Equity                 F-4
Consolidated Statements of Cash Flows                                      F-5
Notes to Consolidated Financial Statements                                 F-6

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Union Security Insurance Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of Union Security Insurance Company and its subsidiaries (the Company), an indirect wholly owned subsidiary of Assurant, Inc. at December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
March 1, 2007
Minneapolis, Minnesota

                        UNION SECURITY INSURANCE COMPANY
                          CONSOLIDATED BALANCE SHEETS
                         AT DECEMBER 31, 2006 AND 2005

                                                      AS OF DECEMBER 31,
                                                  2006                 2005
                                                     (IN THOUSANDS EXCEPT
                                                      NUMBER OF SHARES)
--------------------------------------------------------------------------------
ASSETS
 Investments:
 Fixed maturities available for sale, at         $2,915,346           $3,488,415
  fair value (amortized cost -- $2,823,347
  in 2006 and $3,316,091 in 2005)
 Equity securities available for sale, at           320,010              318,120
  fair value (cost -- $316,087 in 2006 and
  $317,341 in 2005)
 Commercial mortgage loans on real estate at        750,283              758,966
  amortized cost
 Policy loans                                         7,840                9,773
 Short-term investments                              48,141               80,329
 Collateral held under securities lending           176,937              384,141
 Other investments                                   87,323               61,024
                                              -------------       --------------
                           TOTAL INVESTMENTS      4,305,880            5,100,768
                                              -------------       --------------
 Cash and cash equivalents                           75,233               19,042
 Premiums and accounts receivable, net               98,598               88,566
 Reinsurance recoverables                         1,303,620            1,261,030
 Due from affiliates                                 19,306                   --
 Accrued investment income                           46,332               51,353
 Deferred acquisition costs                          63,571              123,222
 Property and equipment, at cost less                   577                1,069
  accumulated depreciation
 Deferred income taxes, net                          41,267               25,344
 Goodwill                                           156,817              164,643
 Value of business acquired                          26,667               33,965
 Other assets                                        38,153               42,194
 Assets held in separate accounts                 3,020,811            3,200,233
                                              -------------       --------------
                                TOTAL ASSETS     $9,196,832          $10,111,429
                                              -------------       --------------
LIABILITIES
 Future policy benefits and expenses             $2,747,384           $3,154,577
 Unearned premiums                                   38,945               39,980
 Claims and benefits payable                      1,938,726            1,936,611
 Commissions payable                                 16,188               22,995
 Reinsurance balances payable                         3,143               10,529
 Funds held under reinsurance                           107                   96
 Deferred gains on disposal of businesses           158,155              173,084
 Obligation under securities lending                176,937              384,141
 Accounts payable and other liabilities             134,466              174,644
 Due to affiliates                                       --                5,887
 Tax payable                                         62,706                6,723
 Liabilities related to separate accounts         3,020,811            3,200,233
                                              -------------       --------------
                           TOTAL LIABILITIES     $8,297,568           $9,109,500
                                              -------------       --------------
COMMITMENTS AND CONTINGENCIES (NOTE 16)                  --                   --
STOCKHOLDER'S EQUITY
 Common stock, par value $5 per share,                5,000                5,000
  1,000,000 shares authorized, issued, and
  outstanding
 Additional paid-in capital                         545,635              542,472
 Retained earnings                                  286,350              334,928
 Accumulated other comprehensive income              62,279              119,529
                                              -------------       --------------
                  TOTAL STOCKHOLDER'S EQUITY        899,264            1,001,929
                                              -------------       --------------
  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY     $9,196,832          $10,111,429
                                              -------------       --------------

      SEE THE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                        UNION SECURITY INSURANCE COMPANY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

                                           YEARS ENDED DECEMBER 31,
                                  2006               2005               2004
                                                (IN THOUSANDS)
--------------------------------------------------------------------------------
REVENUES
 Net earned premiums and
  other considerations          $1,366,820         $1,710,771         $1,756,630
 Net investment income             286,974            293,910            275,696
 Net realized gains (losses)
  on investments                     8,490             (1,651)             8,371
 Amortization of deferred
  gains on disposal of
  businesses                        14,929             33,098             43,299
 Fees and other income              73,183             10,427             13,033
                              ------------       ------------       ------------
              TOTAL REVENUES     1,750,396          2,046,555          2,097,029
                              ------------       ------------       ------------
BENEFITS, LOSSES AND
 EXPENSES
 Policyholder benefits           1,027,054          1,293,289          1,352,139
 Amortization of deferred
  acquisition costs and
  value of business acquired        46,376             78,258             75,011
 Underwriting, general and
  administrative expenses          423,758            490,245            490,413
                              ------------       ------------       ------------
  TOTAL BENEFITS, LOSSES AND
                    EXPENSES     1,497,188          1,861,792          1,917,563
                              ------------       ------------       ------------
 Income before income taxes        253,208            184,763            179,466
 Income taxes                      106,576             68,792             59,832
                              ------------       ------------       ------------
                  NET INCOME      $146,632           $115,971           $119,634
                              ------------       ------------       ------------

      SEE THE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                        UNION SECURITY INSURANCE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

                                                                                            ACCUMULATED
                                                                                               OTHER
                                                                                           COMPREHENSIVE
                                  COMMON            ADDITIONAL                             INCOME (LOSS)
                                  STOCK               PAID-IN          RETAINED
                                                      CAPITAL          EARNINGS                                       TOTAL
                                                                       (IN THOUSANDS)
------------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2004           $5,000              $516,873          $344,097              $156,402              $1,022,372
 Dividends on common stock             --                    --           (76,250)                   --                 (76,250)
 Other                                 --                    --             1,674                    --                   1,674
 Comprehensive income:
  Net income                           --                    --           119,634                    --                 119,634
  Net change in unrealized
   gains on securities                 --                    --                --                13,489                  13,489
  Foreign currency
   translation                         --                    --               (23)                2,784                   2,761
                                                                                                                   ------------
  Total comprehensive
   income                                                                                                               135,884
                                                                                                                   ------------
Balance, December 31, 2004          5,000               516,873           389,132               172,675               1,083,680
 Dental mergers (see Note
  1)                                   --                25,599             9,825                    34                  35,458
 Dividends on common stock             --                    --          (180,000)                   --                (180,000)
 Comprehensive income:
  Net income                           --                    --           115,971                    --                 115,971
  Net change in unrealized
   gains on securities                 --                    --                --               (53,480)                (53,480)
  Foreign currency
   translation                         --                    --                --                   300                     300
                                                                                                                   ------------
  Total comprehensive
   income                                                                                                                62,791
                                                                                                                   ------------
Balance, December 31, 2005          5,000               542,472           334,928               119,529               1,001,929
 Dividends on common stock             --                    --          (210,000)                   --                (210,000)
 Transfer of Canadian
  Operations (See Note 1)              --                 5,824            14,790               (18,956)                  1,658
 Capital Contribution                  --                    10                --                    --                      10
 Other                                 --                (2,671)               --                    --                  (2,671)
 Comprehensive income:
  Net income                           --                    --           146,632                    --                 146,632
  Net change in unrealized
   gains on securities                 --                    --                --               (38,445)                (38,445)
  Foreign currency
   translation                         --                    --                --                   151                     151
                                                                                                                   ------------
  Total comprehensive
   income                                                                                                               108,338
                                                                                                                   ------------
Balance, December 31, 2006         $5,000              $545,635          $286,350               $62,279                $899,264
                                 --------           -----------       -----------            ----------            ------------

      SEE THE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                        UNION SECURITY INSURANCE COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

                                       YEARS ENDED DECEMBER 31,
                               2006              2005              2004
                                            (IN THOUSANDS)
--------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income                    $146,632          $115,971          $119,634
 Adjustments to reconcile
  net income to net cash
  provided by operating
  activities:
  Change in reinsurance
   recoverable                  (42,590)          (22,919)          (27,812)
  Change in premiums and
   accounts receivable          (25,271)            2,370           (19,060)
  Depreciation and
   amortization                   1,519             2,293             2,641
  Change in deferred
   acquisition costs and
   value of businesses
   acquired                      18,501              (213)           (3,095)
  Change in accrued
   investment income               (476)              655            (2,001)
  Change in insurance
   policy reserves and
   expenses                     (13,885)          159,969           211,066
  Change in accounts
   payable and other
   liabilities                   (4,657)           (9,270)            7,019
  Change in commissions
   payable                       (3,393)            2,978             3,637
  Change in reinsurance
   balances payable              (7,386)            3,802             1,589
  Change in funds held
   under reinsurance                 11                 3                (7)
  Amortization of deferred
   gain on disposal of
   businesses                   (14,929)          (33,098)          (43,299)
  Change in income taxes         66,750            22,239            11,396
  Net realized (gains)
   losses on investments         (8,490)            1,651            (8,371)
  Other                           8,919             7,837             2,123
                            -----------       -----------       -----------
      NET CASH PROVIDED BY
      OPERATING ACTIVITIES      121,255           254,268           255,460
                            -----------       -----------       -----------
INVESTING ACTIVITIES
 Sales of:
  Fixed maturities
   available for sale           670,674           499,575           578,205
  Equity securities
   available for sale           153,615            56,683            44,282
  Property and equipment             26                --                --
 Maturities, prepayments,
  and scheduled redemption
  of:
  Fixed maturities
   available for sale           158,376           253,806           175,875
 Purchase of:
  Fixed maturities
   available for sale          (702,666)         (745,141)         (831,922)
  Equity securities
   available for sale          (198,150)          (74,251)         (103,020)
  Property and equipment             --               (22)               --
 Change in other
  investments                   (26,299)          (12,004)            5,742
 Change in commercial
  mortgage loans on real
  estate                         (8,312)          (62,152)          (59,273)
 Change in short-term
  investments                    31,206           (15,324)           24,237
 Change in collateral held
  under securities lending      207,204           (51,865)          (47,622)
 Change in policy loans             562               225               803
                            -----------       -----------       -----------
NET CASH PROVIDED BY (USED
  IN) INVESTING ACTIVITIES     $286,236         $(150,470)        $(212,693)
                            -----------       -----------       -----------
FINANCING ACTIVITIES
 Net cash received from
  transfer of Canadian
  operations                     65,894                --                --
 Dividends paid                (210,000)         (180,000)          (76,250)
 Change in obligation
  under securities lending     (207,204)           51,865            47,622
 Contributed capital                 10                --                --
                            -----------       -----------       -----------
NET CASH USED IN FINANCING
                ACTIVITIES    $(351,300)        $(128,135)         $(28,628)
                            -----------       -----------       -----------
 Change in cash and cash
  equivalents                    56,191           (24,337)           14,139
 Cash and cash equivalents
  at beginning of period         19,042            43,379            29,240
                            -----------       -----------       -----------
 CASH AND CASH EQUIVALENTS
          AT END OF PERIOD      $75,233           $19,042           $43,379
                            -----------       -----------       -----------
 Supplemental information:
  Income taxes paid (net
   of refunds)                  $39,446           $45,964           $48,447
 Supplemental schedule of
  non-cash investing
  activities:
 Non-cash activities:
  Foreign currency
   translation                     $151              $300            $2,784

      SEE THE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

UNION SECURITY INSURANCE COMPANY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006, 2005 AND 2004
(IN THOUSANDS EXCEPT SHARE DATA)

--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

Union Security Insurance Company (the "Company"), formerly known as Fortis Benefits Insurance Company, is a provider of life and health insurance products. The Company is an indirect wholly owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ.

The Company was redomesticated to Iowa from Minnesota in 2004. The Company distributes its products in all states except New York. The Company's revenues are derived principally from group employee benefits and group health products. The Company offers group disability insurance, group dental insurance, group life insurance and small employer group health insurance.

Effective December 31, 2006, International Dental Plans, Inc. ("IDP"), an indirect wholly-owned subsidiary of the Parent, was merged into the operations of the Company. Accordingly, all prior period amounts have been restated to conform to the 2006 presentation.

Effective April 1, 2006, the Company transferred assets and liabilities related to its Canadian operations to Assurant Life of Canada ("ALOC") for the purpose of re-domesticating Assurant's Canadian operations. ALOC is also an indirect wholly-owned subsidiary of the Parent. See Note 15 -- Related Party Transactions.

Effective November 9, 2005, the Company signed an agreement with Forethought Life Insurance Company ("Forethought") to sell via reinsurance new preneed insurance policies written as of October 1, 2005 in the United States via independent funeral homes and funeral home chains other than those owned and operated by Service Corporation International ("SCI"). The Company will receive payments from Forethought over the next ten years based on the amount of business transitioned to Forethought.

Effective November 1, 2005, eight dental companies, indirectly wholly owned subsidiaries of the Parent (the "Dental Companies"), were merged into the operations of the Company. All of the Dental Companies engaged in the business of marketing prepaid dental care. The assets, liabilities, and operations of the Dental Companies for the year ended December 31, 2005 are included in the consolidated financial statements of the Company. Assets and liabilities were included at the current book value of the Dental Companies as of January 1, 2005. The Dental Companies had a combined net income of $3,358 for the year ended December 31, 2004. This amount is not included in the consolidated statements of operations of the Company for that period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Dollar amounts are presented in U.S. dollars and all amounts are in thousands, except for number of shares.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company transactions and balances are eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The most significant items on the Company's balance sheet affected by the use of estimates are investments, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes, goodwill, valuation of business acquired ("VOBA"), future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates reported. The Company believes the amounts reported are reasonable and adequate.

COMPREHENSIVE INCOME

Comprehensive income is comprised of net income, unrealized gains and losses on foreign currency translation and unrealized gains and losses on securities classified as available for sale, less deferred income taxes.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the 2006 presentation.

REVENUE RECOGNITION

The Company recognizes and reports revenue when realized or realizable and earned. Revenue generally is realized or realizable and earned when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectibility is reasonably assured.

FOREIGN CURRENCY TRANSLATION

For those foreign affiliates where the foreign currency is the functional currency, unrealized foreign currency translation gains (losses) net of deferred income taxes have been reflected in "accumulated other comprehensive income".

INVESTMENTS

Fixed maturities and equity securities are classified as available-for-sale and reported at fair value. If the fair value is higher than the amortized cost for debt securities or the purchase cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. The net unrealized gains and losses, less deferred income taxes, are included in accumulated other comprehensive income.

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management's analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience and individually impaired loan analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest. Changes in the allowance for loan losses are recorded in net realized gains and losses.

Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.

Short-term investments include all investment cash and short maturity investments. These amounts are reported at cost, which approximates fair value.

Collateral held under securities lending and the obligation under securities lending are reported at cost, which approximates fair value.

Other investments consist primarily of investments in joint ventures, partnerships and invested assets associated with a modified coinsurance arrangement. The joint ventures and partnerships are valued according to the equity method of accounting. The invested assets related to modified coinsurance arrangements are classified as trading securities and are reported at fair value.

The Company monitors its investment portfolio to identify investments that may be other than temporarily impaired. In addition, securities whose market price is equal to 85% or less of their original purchase price are added to the impairment watchlist, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. Any security whose price decrease is deemed other-than-temporary is written down to its then current market level with the amount of the writedown reported as a realized loss in that period. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held and the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery. Realized gains and losses on sales of investments and declines in value judged to be other-than-temporary are recognized on the specific identification basis.

Investment income is reported as earned net of investment expenses.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The majority of the Company's mortgage-backed securities and structured securities are of high credit quality. The retrospective method is used to adjust the effective yield.

CASH AND CASH EQUIVALENTS

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried principally at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank providing the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.

RECEIVABLES

The Company reports a receivable when revenue has been recognized and reported but not collected. The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.

REINSURANCE

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the consolidated balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience, and current economic conditions.

Reinsurance balances payable are reported for reinsurance assumed based upon ceding entities' estimations.

Funds held under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

INCOME TAXES

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or credit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement.

Current federal income taxes are charged to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which we expect the temporary differences to reverse. The Company is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that the Company will realize the benefit of the deferred tax assets and, therefore, no such valuation allowance has been established.

DEFERRED ACQUISITION COSTS

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, and certain direct marketing expenses.

Loss recognition testing is performed annually and reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of interest income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the statement of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Long Duration Contracts

Acquisition costs for pre-funded funeral life insurance policies and life insurance policies no longer offered are deferred and amortized in proportion to anticipated premiums over the premium-paying period. These acquisition costs consist primarily of first year commissions paid to agents and sales and policy issue costs.

Acquisition costs relating to worksite group disability and life consist primarily of first year commissions to brokers and one time policy transfer fees and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.

For pre-funded funeral investment type annuities and universal life and investment-type annuities no longer offered, DAC is amortized in proportion to the present value of estimated gross margins or profits from investment, mortality, expense margins and surrender charges over the estimated life of the policy or contract. The assumptions used for the estimates are consistent with those used in computing the policy or contract liabilities.

Acquisition costs on Fortis Financial Group ("FFG") and Long-Term Care ("LTC") disposed businesses were written off when the businesses were sold.

Short Duration Contracts

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.

Acquisition costs on small group medical contracts consist primarily of commissions to agents and brokers and compensation to representatives. These contracts are considered short duration because the terms of the contract are not fixed at issue and they are not guaranteed renewable. As a result, these costs are not deferred, but rather they are recorded in the consolidated statement of operations in the period in which they are incurred.

PROPERTY AND EQUIPMENT

Property and equipment are reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over estimated useful lives with a maximum of 39.5 years for buildings, a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income and reported as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset.

GOODWILL

Goodwill represents the excess of acquisition costs over the net fair values of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather tested at least annually for impairment. The goodwill impairment test has two steps. The first identifies potential impairments by comparing the fair value of a reporting unit with its book value, including goodwill. If the fair value of the reporting unit exceeds the carrying amount, goodwill is not impaired and the second step is not required. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied goodwill is less than the carrying amount, a write down is recorded. The fair value is based on an evaluation of ranges of future discounted earnings, public company trading multiples and acquisitions of similar companies. Certain key assumptions considered include forecasted trends in revenues, operating expenses and effective tax rates.

The Company adopted the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("FAS 142") No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, on January 1, 2002. As part of the adoption of FAS 142, the Company is required to test goodwill on at least an annual basis. The Company performed a January 1, 2005 impairment test during the first quarter and concluded that goodwill is not impaired. Effective September 30, 2005, the Company changed the timing of its annual goodwill impairment test to the fourth quarter based on actual data through October 1st. The Company determined this change in accounting principle is preferable because it will allow management to incorporate this test into the normal flow of the financial planning and reporting cycle and provide more timely analysis on the recoverability of goodwill. The Company's fourth quarter 2006 impairment test also concluded that goodwill is not impaired.

VALUE OF BUSINESSES ACQUIRED

VOBA is the identifiable intangible asset representing the value of the insurance businesses acquired. The amount is determined using best estimates for mortality, lapse, maintenance expenses and investment returns at date of purchase. The amount determined represents the purchase price paid to the seller for producing the business. Similar to the amortization of DAC, the amortization of VOBA is over the premium payment period for traditional life insurance policies and a small block of limited payment policies. For the remaining limited payment policies, pre-funded funeral life insurance policies, all universal life policies and annuities, the amortization of VOBA is over the expected lifetime of the policies.

VOBA is tested for recoverability annually. If it is determined that future policy premiums and investment income or gross profits are not adequate to cover related losses or loss expenses, then an expense is reported in current earnings.

OTHER ASSETS

Other assets include prepaid items and intangible assets. Identifiable intangible assets with finite lives, including costs capitalized relating to developing software for internal use, are amortized on a straight-line basis over their estimated useful lives. The Company tests the intangible assets for impairment whenever circumstances warrant, but at least annually. If impairment exists, then the excess of the unamortized balance over the fair value of the intangible assets will be charged to earnings at that time.

SEPARATE ACCOUNTS

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying consolidated statements of operations.

Prior to April 2, 2001, FFG had issued variable insurance products registered as securities under the Securities Act of 1933, as amended. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford Financial Services Group Inc. ("The Hartford").

RESERVES

Reserves are established according to GAAP, using generally accepted actuarial methods and are based on a number of factors. These factors include experience derived from historical claim payments and actuarial assumptions to arrive at loss development factors. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Reserves do not represent an exact calculation of exposure, but instead represent our best estimates, generally involving actuarial projections at a given time, of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on our assessment of facts and circumstances then known. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, such as: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable, particularly on a prospective basis. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made.

Long Duration Contracts

Future policy benefits and expense reserves on LTC, life insurance policies and annuity contracts that are no longer offered and the traditional life insurance contracts within FFG are reported at the present value of future benefits to be paid to policyholders and related expenses less the present value of the future net premiums. These amounts are estimated and include assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company's experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.

Future policy benefits and expense reserves for pre-funded funeral investment-type annuities, universal life insurance policies and investment-type annuity contracts no longer offered, and the variable life insurance and investment-type annuity contracts within FFG consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the terms of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances.

Future policy benefits and expense reserves for pre-funded funeral life insurance contracts are reported at the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions are selected using best estimates for expected investment yield, inflation, mortality and withdrawal rates. These assumptions reflect current trends, are based on Company experience and include provision for possible unfavorable deviation. An unearned revenue reserve is also recorded for these contracts which represents the balance of the excess of gross premiums over net premiums that is still to be recognized in future years' income in a constant relationship to insurance in force.

For worksite group disability, the case reserves and incurred but not reported ("IBNR") reserves are recorded at an amount equal to the net present value of the expected future claims payments. Worksite group disability reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio.

Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.

Short Duration Contracts

For short duration contracts, claims and benefits payable reserves are reported when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include (1) case reserves for known but unpaid claims as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.

For group disability, the case reserves and the IBNR reserves are reported at an amount equal to the net present value of the expected claims future payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.

Unearned premium reserves are maintained for the portion of the premiums on short duration contracts that is related to the unexpired period of the policies.

Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as estimates are revised.

DEFERRED GAINS ON DISPOSAL OF BUSINESSES

The Company reports deferred gains on disposal of businesses for disposals utilizing reinsurance. On March 1, 2000, the Parent sold its LTC business using a coinsurance contract. On April 1, 2001, the Parent sold its FFG business using a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gains on these disposals were deferred and reported as a liability and decreased as recognized and reported as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gains on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company.

PREMIUMS

Long Duration Contracts

Currently, the Company's long duration contracts being sold are pre-funded funeral life insurance, investment type annuities and worksite group disability and life insurance. The pre-funded funeral life insurance policies include provisions for death benefit growth that is either pegged to the changes in the Consumer Price Index or determined periodically at the discretion of management. For pre-funded funeral life insurance policies, revenues are recognized and reported when due from policyholders. For pre-funded funeral investment-type annuity contracts, revenues consist of charges assessed against policy balances. Revenues are recognized when earned on the worksite group disability.

For traditional life insurance contracts previously sold by the preneed business but no longer offered, revenue is recognized and reported when due from policyholders.

Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized and reported as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold, all revenue is ceded.

Short Duration Contracts

The Company's short duration contracts are those on which the Company recognizes and reports revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, medical, dental, and credit life and disability.

FEE INCOME

The Company primarily derives income from fees received from providing administrative services. Fee income is recognized and reported when services are performed.

UNDERWRITING, GENERAL AND ADMINISTRATIVE EXPENSES

Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, amortization of DAC and VOBA, salaries and personnel benefits and other general operating expenses. These expenses are reported as incurred.

LEASES

The Company reports expenses for operating leases on a straight-line basis over the lease term.

CONTINGENCIES

The Company follows SFAS No. 5, ACCOUNTING FOR CONTINGENCIES("FAS 5"), which requires the Company to evaluate each contingent matter separately. A loss is reported if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company reports an estimated reserve at the low end of the estimated range. Contingencies affecting the Company include litigation matters which are inherently difficult to evaluate and are subject to significant changes.

RECENT ACCOUNTING PRONOUNCEMENTS ADOPTED

On January 1, 2006, the Parent adopted Statement of Financial Accounting Standards ("FAS") No. 123 (revised 2004), SHARE-BASED PAYMENT ("FAS 123R") which replaces Statement of Financial Accounting Standards No. 123, SHARE-BASED PAYMENTand supersedes Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. FAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The pro forma disclosures previously permitted under FAS 123 are no longer an alternative to financial statement recognition. Under FAS 123R, companies must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost, and the transition method to be used at date of adoption. The Parent adopted FAS 123R using the modified prospective method which requires that compensation expense be recorded for all unvested stock options at the beginning of the first quarter of adoption of FAS 123R. The adoption of FAS 123R did not have a material impact on the Company's consolidated financial statements.

On January 1, 2006, the Company adopted FAS No. 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS ("FAS 154"), a replacement of APB Opinion No. 20, ACCOUNTING CHANGES, and Statement No. 3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS. FAS 154 changes the accounting and reporting of a change in accounting principle. Prior to FAS 154, the majority of voluntary changes in accounting principles were required to be recognized as a cumulative effect adjustment within net income during the period of the change. FAS 154 requires retrospective application to prior period financial statements unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The adoption of FAS 154 did not have a material effect on the Company's consolidated financial position or results of operations.

On September 29, 2006 the FASB issued FAS 158, EMPLOYERS' ACCOUNTING FOR DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS("FAS 158"). This standard requires companies to recognize a net liability or asset to report the funded status of their defined benefit pension and other postretirement plans on their balance sheet with an offsetting adjustment to accumulated other comprehensive income. FAS 158 requires companies to make additional disclosures, but does not change how pensions and postretirement benefits are accounted for and reported in the income statement. The Parent sponsors a defined benefit pension plan and certain other post retirement benefits covering employees and certain agents who meet eligibility requirements as to age and length of service. The Company has no legal obligation for benefits under these plans. The adoption of FAS 158 did not have a material impact on the Company's consolidated financial statements.

In September 2006, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 108, CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS ("SAB 108"). SAB 108 provides guidance for how errors should be evaluated to assess materiality from a quantitative perspective. SAB 108 permits companies to initially apply its provisions by either restating prior financial statements or recording the cumulative effect of initially applying the approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment to retained earnings. The Company adopted SAB 108 as of December 31, 2006. The adoption of SAB 108 did not have a material impact on the Company's consolidated financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS OUTSTANDING

In September 2005, the AICPA issued Statement of Position 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts, ("SOP 05-1"). SOP 05-1 provides guidance on internal replacements of insurance and investment contracts. An internal replacement is a modification in product benefits, features, rights or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. Modifications that result in a new contract that is substantially different from the replaced contract are accounted for as an extinguishment of the replaced contract, and the associated unamortized DAC, unearned revenue liabilities and deferred sales inducements from the replaced contract must be reported as an expense immediately. Modifications resulting in a new contract that is substantially the same as the replaced contract are accounted for as a continuation of the replaced contract. SOP 05-1 is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. The adoption of SOP 05-1 will not have a material impact on the Company's consolidated financial statements.

In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES -- AN INTERPRETATION OF FASB STATEMENT NO. 109 ("FIN 48"). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Interpretation is effective for fiscal years beginning after December 15, 2006 and, therefore, the Company is required to adopt FIN 48 by the first quarter of 2007. The adoption of FIN 48 will not have a material impact on the Company's consolidated financial statements.

On September 15, 2006, the FASB issued FAS 157, FAIR VALUE MEASUREMENTS ("FAS 157"). FAS 157 defines fair value, addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP, and expands disclosures about fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Therefore, the Company is required to adopt FAS 157 by the first quarter of 2008. The Company is currently evaluating the requirements of FAS 157 and the potential impact on the Company's consolidated financial statements.

In February, 2007, the FASB issued FAS 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES ("FAS 159"). FAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. FAS 159 is effective for fiscal years beginning after November 15, 2007. Therefore, the Company is required to adopt FAS 159 by the first quarter of 2008. The Company is currently evaluating the requirements of FAS 159 and the potential impact on the Company's consolidated financial statements.

3. INVESTMENTS

The amortized cost and fair value of fixed maturities and equity securities at December 31, 2006 were as follows:

                                                              COST OR            GROSS                 GROSS
                                                             AMORTIZED         UNREALIZED           UNREALIZED
                                                                COST             GAINS                LOSSES          FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITIES
BONDS:
 United States Government and government agencies and
  authorities                                                    $68,277           $2,838                 $(67)           $71,048
 States, municipalities and political subdivisions                47,800            1,692                  (63)            49,429
 Foreign governments                                              73,985            6,860                 (128)            80,717
 Public utilities                                                457,894           17,497               (4,278)           471,113
 All other corporate bonds                                     1,907,149           84,770              (14,722)         1,977,197
 Mortgage backed securities                                      268,242            1,071               (3,471)           265,842
                                                            ------------       ----------            ---------       ------------
                                    TOTAL FIXED MATURITIES    $2,823,347         $114,728             $(22,729)        $2,915,346
                                                            ------------       ----------            ---------       ------------
EQUITY SECURITIES
NON-REDEEMABLE PREFERRED STOCKS:
Non-sinking fund preferred stocks                                316,087            6,387               (2,464)           320,010
                                                            ------------       ----------            ---------       ------------
                                   TOTAL EQUITY SECURITIES      $316,087           $6,387              $(2,464)          $320,010
                                                            ------------       ----------            ---------       ------------

The amortized cost and fair value of fixed maturities and equity securities at December 31, 2005 were as follows:

                                                              COST OR            GROSS                 GROSS
                                                             AMORTIZED         UNREALIZED           UNREALIZED
                                                                COST             GAINS                LOSSES          FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITIES
BONDS:
 United States Government and government agencies and
  authorities                                                   $119,519           $6,469                $(183)          $125,805
 States, municipalities and political subdivisions                31,302            2,144                  (25)            33,421
 Foreign governments                                             211,743           18,018                 (182)           229,579
 Public utilities                                                458,182           26,545               (2,976)           481,751
 All other corporate bonds                                     2,140,014          134,878              (10,592)         2,264,300
 Mortgage backed securities                                      355,331            1,890               (3,662)           353,559
                                                            ------------       ----------            ---------       ------------
                                    TOTAL FIXED MATURITIES    $3,316,091         $189,944             $(17,620)        $3,488,415
                                                            ------------       ----------            ---------       ------------
EQUITY SECURITIES
NON-REDEEMABLE PREFERRED STOCKS:
 Non-sinking fund preferred stocks                               317,341            5,053               (4,274)           318,120
                                                            ------------       ----------            ---------       ------------
                                   TOTAL EQUITY SECURITIES      $317,341           $5,053              $(4,274)          $318,120
                                                            ------------       ----------            ---------       ------------

The amortized cost and fair value of fixed maturities at December 31, 2006 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                       AMORTIZED
                                                          COST       FAIR VALUE
--------------------------------------------------------------------------------
Due in one year or less                                    $51,416       $51,530
Due after one year through five years                      323,735       331,716
Due after five years through ten years                     562,098       568,438
Due after ten years                                      1,617,856     1,697,820
                                                      ------------  ------------
                                               TOTAL     2,555,105     2,649,504
Mortgage and asset backed securities                       268,242       265,842
                                                      ------------  ------------
                                               TOTAL    $2,823,347    $2,915,346
                                                      ------------  ------------

Proceeds from sales of available for sale securities were $829,365, $559,833, and $622,416 during 2006, 2005 and 2004, respectively. Gross gains of $13,077, $13,824 and $16,151 and gross losses of $14,010, $15,399 and $6,870 were realized on dispositions in 2006, 2005 and 2004, respectively.

Major categories of net investment income were as follows:

                                         YEARS ENDED DECEMBER 31,
                                  2006             2005             2004
--------------------------------------------------------------------------------
Fixed maturities                 $191,823         $208,916         $203,862
Equity securities                  21,877           21,012           19,622
Commercial mortgage loans on       55,112           54,563           55,329
 real estate
Policy loans                          497              555              574
Short-term investments              2,769            2,037              717
Other investments                  23,886           15,704            5,149
Cash and cash equivalents             687              613              264
                               ----------       ----------       ----------
Investment income                 296,651          303,400          285,517
                               ----------       ----------       ----------
Investment expenses                (9,677)          (9,490)          (9,821)
                               ----------       ----------       ----------
        NET INVESTMENT INCOME    $286,974         $293,910         $275,696
                               ----------       ----------       ----------

The net realized gains (losses) recorded in income for 2006, 2005 and 2004 are summarized as follows:

                                            YEARS ENDED DECEMBER 31,
                                        2006           2005          2004
--------------------------------------------------------------------------------
Fixed maturities                          $848          $(373)       $8,711
Equity securities                       (2,129)        (1,468)          439
                                      --------       --------       -------
Total marketable securities             (1,281)        (1,841)        9,150
Real estate                                 --             --          (130)
Other                                    9,771            190          (649)
                                      --------       --------       -------
                               TOTAL    $8,490        $(1,651)       $8,371
                                      --------       --------       -------

The Company recorded $348, $266 and $131 of pre-tax realized losses in 2006, 2005 and 2004, respectively, associated with other-than-temporary declines in value of available for sale securities.

The investment category and duration of the Company's gross unrealized losses on fixed maturities and equity securities at December 31, 2006 were as follows:

                                                 LESS THAN 12 MONTHSLIZED                 12 MONTHS ORUMORELIZED
                                        FAIR VALUE               LOSSES         FAIR VALUE              LOSSES
---------------------------------------------------------------------------------------------------------------------
FIXED MATURITIES
BONDS:
 United States Government and
  government agencies and authorities       $33,131                  $(65)              $49                  $(2)
 States, municipalities and political
  subdivisions                                3,739                   (51)            1,013                  (12)
 Foreign governments                          4,599                  (123)              244                   (5)
 Public utilities                           140,191                (3,613)           16,773                 (665)
 All other corporate bonds                  579,739               (12,003)           71,450               (2,719)
 Mortgage backed securities                 164,216                (2,326)           30,053               (1,145)
                                        -----------            ----------       -----------            ---------
                TOTAL FIXED MATURITIES     $925,615              $(18,181)         $119,582              $(4,548)
                                        -----------            ----------       -----------            ---------
EQUITY SECURITIES
NON-REDEEMABLE PREFERRED STOCKS:
 Non-sinking fund preferred stocks           95,523                (1,645)           18,071                 (819)
                                        -----------            ----------       -----------            ---------
               TOTAL EQUITY SECURITIES      $95,523               $(1,645)          $18,071                $(819)
                                        -----------            ----------       -----------            ---------

                                                         TOTAL   UNREALIZED
                                        FAIR VALUE                 LOSSES
--------------------------------------  ----------------------------------------
FIXED MATURITIES
BONDS:
 United States Government and
  government agencies and authorities         $33,180                  $(67)
 States, municipalities and political
  subdivisions                                  4,752                   (63)
 Foreign governments                            4,843                  (128)
 Public utilities                             156,964                (4,278)
 All other corporate bonds                    651,189               (14,722)
 Mortgage backed securities                   194,269                (3,471)
                                        -------------            ----------
                TOTAL FIXED MATURITIES     $1,045,197              $(22,729)
                                        -------------            ----------
EQUITY SECURITIES
NON-REDEEMABLE PREFERRED STOCKS:
 Non-sinking fund preferred stocks            113,594                (2,464)
                                        -------------            ----------
               TOTAL EQUITY SECURITIES       $113,594               $(2,464)
                                        -------------            ----------

The investment category and duration of the Company's gross unrealized losses on fixed maturities and equity securities at December 31, 2005 were as follows:

                                                                                      12 MONTHS OR MORE
                                                 LESS THAN 12 MONTHSLIZED       FAIR              UNREALIZED
                                        FAIR VALUE               LOSSES         VALUE               LOSSES
--------------------------------------------------------------------------------------------------------------
FIXED MATURITIES
BONDS:
 United States Government and               $14,141                 $(181)            $48                  $(2)
  government agencies and authorities
 States, municipalities and political            --                    --           1,036                  (25)
  subdivisions
 Foreign governments                         10,156                  (165)            467                  (17)
 Public utilities                            84,348                (2,577)         12,454                 (399)
 All other corporate bonds                  447,496                (9,015)         28,249               (1,577)
 Mortgage backed securities                 168,489                (2,144)         44,631               (1,518)
                                        -----------            ----------       ---------            ---------
                TOTAL FIXED MATURITIES     $724,630              $(14,082)        $86,885              $(3,538)
                                        -----------            ----------       ---------            ---------
EQUITY SECURITIES
NON-REDEEMABLE PREFERRED STOCKS:
 Non-sinking fund preferred stocks          134,790                (2,979)         24,213               (1,295)
                                        -----------            ----------       ---------            ---------
               TOTAL EQUITY SECURITIES     $134,790               $(2,979)        $24,213              $(1,295)
                                        -----------            ----------       ---------            ---------

                                        12 MONTHS OR MORE
                                        UNREALIZED           TOTAL  UNREALIZED
                                        LOSSES IR VALUE               LOSSES
--------------------------------------  -------------------------------------------
FIXED MATURITIES
BONDS:
 United States Government and                    $14,189                 $(183)
  government agencies and authorities
 States, municipalities and political              1,036                   (25)
  subdivisions
 Foreign governments                              10,623                  (182)
 Public utilities                                 96,802                (2,976)
 All other corporate bonds                       475,745               (10,592)
 Mortgage backed securities                      213,120                (3,662)
                                             -----------            ----------
                TOTAL FIXED MATURITIES          $811,515              $(17,620)
                                             -----------            ----------
EQUITY SECURITIES
NON-REDEEMABLE PREFERRED STOCKS:
 Non-sinking fund preferred stocks               159,003                (4,274)
                                             -----------            ----------
               TOTAL EQUITY SECURITIES          $159,003               $(4,274)
                                             -----------            ----------

The total unrealized losses represent 2% of the aggregate fair value of the related securities at December 31, 2006 and 2005. Approximately 79% and 78% of these unrealized losses have been in a continuous loss position for less than twelve months in 2006 and 2005, respectively. The total unrealized losses are comprised of 518 and 543 individual securities with 95% and 97% of the individual securities having an unrealized loss of less than $200 in 2006 and 2005, respectively. The total unrealized losses on securities that were in a continuous unrealized loss position for greater than six months but less than 12 months were approximately $793 and $4,224 in 2006 and 2005, respectively. There were no securities with an unrealized loss of greater than $200 having a market value below 90% and 86% of book value at December 31, 2006 and 2005, respectively.

As part of the Company's ongoing monitoring process, the Company regularly reviews its investment portfolio to ensure that investments that may be other-than-temporarily impaired are identified on a timely basis and that any impairment is charged against earnings in the proper period. The Company has reviewed these securities and recorded $348, $266 and $131 of additional other-than-temporary impairments as of December 31, 2006, 2005 and 2004, respectively. Due to issuers' continued satisfaction of the securities' obligations in accordance with their contractual terms and their continued expectations to do so, as well as the Company's evaluation of the fundamentals of the issuers' financial condition, the Company believes that the prices of the securities in an unrealized loss position as of December 31, 2006 in the sectors discussed above were temporarily depressed primarily as a result of the prevailing level of interest rates at the time the securities were purchased. The Company has the intent and ability to hold these assets until the date of recovery.

The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the United States. At December 31, 2006, approximately 42% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, New York and Pennsylvania. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $62 to $13,664 at December 31, 2006 and from $21 to $13,953 at December 31, 2005. The mortgage loan balance valuation allowance for losses was $2,705 and $12,831 at December 31, 2006 and 2005, respectively.

At December 31, 2006, loan commitments outstanding totaled approximately $11,995. Furthermore, at December 31, 2006, the Company is committed to fund additional capital contributions of $10,723 to joint ventures and to certain investments in limited partnerships.

The Company has short term investments and fixed maturities carried at $4,740 and $334,131 at December 31, 2006 and 2005, respectively, on deposit with various governmental authorities as required by law. The reason for the large decrease is due to the transfer of the Company's Canadian business to ALOC. See
Note 15 -- Related Party Transactions.

SECURITY LENDING

The Company engages in transactions in which fixed maturities, especially bonds issued by the United States Government, agencies, and U.S. Corporations, are loaned to selected broker/dealers. Collateral, greater than or equal to 102% of the fair value of the securities lent plus accrued interest, is received in the form of cash held by a custodian bank for the benefit of the Company. The Company monitors the fair value of securities loaned and the collateral received, with additional collateral obtained as necessary. The Company is subject to the risk of loss to the extent there is a loss in the investment of cash collateral. At December 31, 2006 and 2005, securities with a fair value of $172,528 and $370,272, respectively, were on loan to select brokers and are included in the Company's available for sale investment. At December 31, 2006 and 2005, collateral with a fair value of $176,937 and $384,141, respectively, is included in the Company's assets with offsetting liabilities.

4. INCOME TAXES

The Company and its subsidiaries are subject to U.S. tax and are part of a U.S. consolidated federal income tax return with the Parent. Information about the Company's current and deferred tax expense are as follows:

                                          YEARS ENDED DECEMBER 31,
                                    2006            2005            2004
--------------------------------------------------------------------------------
Current expense:
 Federal                            $94,368         $43,766         $35,244
 Foreign                                274             788             494
                                 ----------       ---------       ---------
          TOTAL CURRENT EXPENSE      94,642          44,554          35,738
                                 ----------       ---------       ---------
Deferred expense (benefit)
 Federal                             11,934          24,968          24,712
 Foreign                                 --            (730)           (618)
                                 ----------       ---------       ---------
         TOTAL DEFERRED EXPENSE      11,934          24,238          24,094
                                 ----------       ---------       ---------
       TOTAL INCOME TAX EXPENSE    $106,576         $68,792         $59,832
                                 ----------       ---------       ---------

International operations of the Company are subject to income taxes imposed by the jurisdiction in which they operate.

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

                                                                                             DECEMBER 31,
                                                                           2006                  2005                  2004
---------------------------------------------------------------------------------------------------------------------------------
FEDERAL INCOME TAX RATE                                                     35.0%                 35.0%                 35.0%
RECONCILING ITEMS:
 Dividends received deduction                                               (2.1)                 (2.9)                 (2.7)
 Permanent nondeductible expenses                                           (0.3)                  0.2                   0.2
 Adjustment for deferred liabilities                                          --                    --                  (0.5)
 Change in reserve for prior year taxes                                      9.5                   4.8                   1.7
 Goodwill                                                                     --                   0.1                    --
 Other                                                                        --                    --                  (0.4)
                                                                           -----                 -----                 -----
EFFECTIVE INCOME TAX RATE:                                                  42.1%                 37.2%                 33.3%
                                                                           -----                 -----                 -----

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

                                                             DECEMBER 31,
                                                        2006             2005
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
 Policyholder and separate account reserves                $923          $21,485
 Accrued liabilities                                     11,881            3,837
 Investment adjustments                                     131            3,850
 Deferred acquisition costs                              26,794           10,858
 Deferred gains on reinsurance                           55,354           60,579
                                                      ---------       ----------
                           GROSS DEFERRED TAX ASSETS     95,083          100,609
                                                      ---------       ----------
DEFERRED TAX LIABILITIES:
 Unrealized gains on fixed maturities and equities       33,132           60,587
 Other liabilities                                       20,684           14,678
                                                      ---------       ----------
                      GROSS DEFERRED TAX LIABILITIES     53,816           75,265
                                                      ---------       ----------
                       NET DEFERRED INCOME TAX ASSET    $41,267          $25,344
                                                      ---------       ----------

At December 31, 2006, the Company and its subsidiaries had no capital loss carryforwards for U.S. federal income tax purposes.

5. PREMIUMS AND ACCOUNTS RECEIVABLE

Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:

                                                     AS OF DECEMBER 31,
                                                    2006            2005
--------------------------------------------------------------------------------
Insurance premiums receivable                       $77,187         $82,263
Other receivables                                    28,023          12,829
Allowance for uncollectible items                    (6,612)         (6,526)
                                                  ---------       ---------
                                           TOTAL    $98,598         $88,566
                                                  ---------       ---------

6. STOCKHOLDER'S EQUITY

The Board of Directors of the Company has authorized 1,000,000 shares of common stock with a par value of $5 per share. All the shares are issued and outstanding as of December 31, 2006 and 2005. All the outstanding shares at December 31, 2006 are owned by the Parent (see Note 1). The Company paid dividends of $210,000, $180,000 and $76,250 at December 31, 2006, 2005 and 2004,
respectively.

The maximum amount of dividends which can be paid by the State of Iowa insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note 7).

7. STATUTORY INFORMATION

Statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the Iowa Department of Commerce. Prescribed Statutory Accounting Principles ("SAP") includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.

The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP;
2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP;
6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP;
8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.

The Company's statutory net income and capital and surplus are as follows:

                                          YEARS ENDED AND AT DECEMBER 31,
                                       2006             2005             2004
--------------------------------------------------------------------------------
Statutory Net Income                  $212,898   (1)   $127,094         $127,187
                                    ----------  ---  ----------       ----------
Statutory Capital and Surplus         $515,105         $535,418         $602,875
                                    ----------       ----------       ----------

(1) The $212,898 net income in 2006 includes a gain of approximately $31,700, after-tax, resulting from the April 2006 transfer of the Company's Canadian insurance operations to an affiliated entity not subject to SAP and approximately $40,500, after-tax, from a settlement awarded to the Company in the fourth quarter of 2006 resulting from the successful resolution of a contract dispute with Progeny Marketing Innovations, a wholly-owned subsidiary of Cendant Corporation.

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. A dividend is extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the greater of 10% of the insurers surplus as regards to policyholders on December 31 of the next preceding year, or the net gain from operations. In 2006, the Company declared and paid dividends of $210,000, of which all was extraordinary. In 2005, the Company declared and paid dividends of $180,000, of which $120,280 was ordinary and $59,720 was extraordinary. In 2004, the Company declared and paid dividends of $76,250, all of which were ordinary. The Company has the ability, under state regulatory requirements, to dividend up to $144,000 to its parent in 2007 without permission from Iowa regulators.

8. REINSURANCE

In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

                                                        2006           2005
--------------------------------------------------------------------------------
Ceded future policyholder benefits and expenses        $1,212,991     $1,181,660
Ceded unearned premium                                     19,579         19,263
Ceded claims and benefits payable                          56,427         45,003
Ceded paid losses                                          14,623         15,104
                                                    -------------  -------------
                                             TOTAL     $1,303,620     $1,261,030
                                                    -------------  -------------

The effect of reinsurance on premiums earned and benefits incurred was as follows:

                                                                          YEARS ENDED DECEMBER 31,
                                                          2006                                           2005
                                          LONG           SHORT                           LONG           SHORT
                                        DURATION       DURATION          TOTAL         DURATION       DURATION          TOTAL
------------------------------------------------------------------------------------------------------------------------------------
Gross earned
 Premiums and other considerations      $384,626       $1,089,002      $1,473,628      $475,081       $1,360,420      $1,835,501
 Premiums assumed                         11,655         180,522         192,177         14,513         153,412         167,925
 Premiums ceded                         (291,700)         (7,285)       (298,985)      (276,240)        (16,415)       (292,655)
                                        --------       ---------       ---------       --------       ---------       ---------
         NET EARNED PREMIUMS AND OTHER  $104,581       $1,262,239      $1,366,820      $213,354       $1,497,417      $1,710,771
                        CONSIDERATIONS
                                        --------       ---------       ---------       --------       ---------       ---------
Gross policyholder
 Benefits                               $851,688        $710,890       $1,562,578      $877,175        $905,968       $1,783,143
 Benefits assumed                         36,405         179,652         216,057         39,758         159,283         199,041
 Benefits ceded                         (748,887)         (2,694)       (751,581)      (682,240)         (6,655)       (688,895)
                                        --------       ---------       ---------       --------       ---------       ---------
             NET POLICYHOLDER BENEFITS  $139,206        $887,848       $1,027,054      $234,693       $1,058,596      $1,293,289
                                        --------       ---------       ---------       --------       ---------       ---------

                                                YEARS ENDED DECEMBER 31,
                                                          2004
                                          LONG           SHORT
                                        DURATION       DURATION          TOTAL
--------------------------------------  ---------------------------------------------
Gross earned
 Premiums and other considerations      $512,103       $1,367,581      $1,879,684
 Premiums assumed                         18,383         160,827         179,210
 Premiums ceded                         (278,496)        (23,768)       (302,264)
                                        --------       ---------       ---------
         NET EARNED PREMIUMS AND OTHER  $251,990       $1,504,640      $1,756,630
                        CONSIDERATIONS
                                        --------       ---------       ---------
Gross policyholder
 Benefits                               $771,003        $935,771       $1,706,774
 Benefits assumed                         43,067         151,705         194,772
 Benefits ceded                         (545,646)         (3,761)       (549,407)
                                        --------       ---------       ---------
             NET POLICYHOLDER BENEFITS  $268,424       $1,083,715      $1,352,139
                                        --------       ---------       ---------

The Company had $127,789 and $126,940 of assets held in trusts as of December 31, 2006 and 2005, respectively, for the benefit of others related to certain reinsurance arrangements.

The Company utilizes ceded reinsurance for loss protection and capital management, business divestitures, client risk and profit sharing.

LOSS PROTECTION AND CAPITAL MANAGEMENT

As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims, and to free up capital to enable the Company to write additional business.

Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To limit this risk, the Company has control procedures in place to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk to minimize this exposure. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification as well as on developing strong relationships with the Company's reinsurance partners for the sharing of risks.

BUSINESS DIVESTITURES

The Company has used reinsurance to exit certain businesses.

In 2005, the Parent signed an agreement with Forethought whereby the Company agreed to discontinue writing new preneed insurance policies in the United States via independent funeral homes and funeral home chains other than those owned and operated by SCI for a period of ten years. The Company will receive payments from Forethought over the next ten years based on the amount of business the Company transitions to Forethought.

In 2001, the Parent entered into a reinsurance agreement with The Hartford for the sale of its FFG division. The Company's reinsurance recoverable from The Hartford was $752,377 and $819,735 as of December 31, 2006 and 2005, respectively. The Company would be responsible to administer this business in the event of a default by the reinsurer. In addition, under the reinsurance agreement, The Hartford is obligated to contribute funds to increase the value of the separate account assets relating to modified guaranteed annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments. Assets backing ceded liabilities related to these businesses are held in trust for the benefit of the Company and the separate accounts relating to the annuity business are still reflected as separate accounts in the Company's balance sheet.

In 2000, the Parent divested its LTC operations to John Hancock. The Company's reinsurance recoverable from John Hancock was $423,889 and $354,288 as of December 31, 2006 and 2005, respectively.

9. RESERVES

The following table provides reserve information by major lines of business as of December 31, 2006 and 2005:

                                                               DECEMBER 31, 2006
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVE         RESERVES
--------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Pre-funded funeral life
  insurance policies and
  investment-type annuity
  contracts                           $1,354,105                  $1,554                $4,643            $899
 Life insurance no longer
  offered                                278,578                     655                   730              26
 FFG and LTC disposed
  businesses                           1,110,516                  18,632                41,838           5,280
 All other                                 4,185                     514                14,019           7,439
SHORT DURATION CONTRACTS:
 Group term life                              --                   6,448               309,144          51,278
 Group disability                             --                   1,926             1,298,627         149,944
 Medical                                      --                   6,002                10,451          16,901
 Dental                                       --                   3,208                 3,331          18,392
 Credit life and disability                   --                       6                 1,505           4,279
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,747,384                 $38,945            $1,684,288        $254,438
                                      ----------                 -------            ----------       ---------

                                                               DECEMBER 31, 2005
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVE         RESERVES
-------------------------------  -----------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Pre-funded funeral life
  insurance policies and
  investment-type annuity
  contracts                           $1,740,023                  $1,940                $5,494          $1,125
 Life insurance no longer
  offered                                289,078                     687                   856              27
 FFG and LTC disposed
  businesses                           1,121,837                  18,964                30,533           2,689
 All other                                 3,639                     636                10,940           8,329
SHORT DURATION CONTRACTS:
 Group term life                              --                   5,824               312,096          55,832
 Group disability                             --                   1,913             1,269,320         162,413
 Medical                                      --                   6,360                13,263          21,041
 Dental                                       --                   3,561                 3,142          21,516
 Credit life and disability                   --                      95                 3,464          14,531
                                      ----------                 -------            ----------       ---------
                          TOTAL       $3,154,577                 $39,980            $1,649,108        $287,503
                                      ----------                 -------            ----------       ---------

The following table provides a roll forward of the claims and benefits payable for the Company's group term life and group disability lines of business. These are the Company's product lines with the most significant short duration claims and benefits payable balances.

                                                GROUP             GROUP
                                              TERM LIFE         DISABILITY
--------------------------------------------------------------------------------
BALANCE AS OF JANUARY 1, 2004, GROSS OF
 REINSURANCE                                    $368,873         $1,307,849
Less: Reinsurance ceded and other(1)                 (37)           (16,182)
                                              ----------       ------------
Balance as of January 1, 2004, net of
 reinsurance                                     368,836          1,291,667
Incurred losses related to:
 Current year                                    207,733            388,819
 Prior year's interest                             9,552             57,010
 Prior year(s)                                   (44,375)           (67,488)
                                              ----------       ------------
Total incurred losses                            172,910            378,341
Paid losses related to:
 Current year                                    130,901             67,214
 Prior year(s)                                    41,671            247,883
                                              ----------       ------------
Total paid losses                                172,572            315,097
Balance as of December 31, 2004, net of
 reinsurance                                     369,174          1,354,911
Plus: Reinsurance ceded and other(1)                  36             13,909
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2004, GROSS OF
 REINSURANCE                                    $369,210         $1,368,820
                                              ----------       ------------
Less: Reinsurance ceded and other(1)                 (36)           (13,909)
                                              ----------       ------------
Balance as of January 1, 2005, net of
 reinsurance                                     369,174          1,354,911
Incurred losses related to:
 Current year                                    199,360            370,700
 Prior year's interest                             9,159             61,415
 Prior year(s)                                   (50,890)           (37,384)
                                              ----------       ------------
Total incurred losses                            157,629            394,731
Paid losses related to:
 Current year                                    121,059             69,114
 Prior year(s)                                    38,072            263,098
                                              ----------       ------------
Total paid losses                                159,131            332,212
Balance as of December 31, 2005, net of
 reinsurance                                     367,672          1,417,430
Plus: Reinsurance ceded and other(1)                 256             14,303
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2005, GROSS OF
 REINSURANCE                                    $367,928         $1,431,733
                                              ----------       ------------
Less: Reinsurance ceded and other(1)                (256)           (14,303)
                                              ----------       ------------
Balance as of January 1, 2006, net of
 reinsurance                                     367,672          1,417,430
Incurred losses related to:
 Current year                                    188,983            373,609
 Prior year's interest                             9,575             62,270
 Prior year(s)                                   (54,438)           (78,352)
                                              ----------       ------------
Total incurred losses                            144,120            357,527
Paid losses related to:
 Current year                                    117,626             64,914
 Prior year(s)                                    34,156            271,526
                                              ----------       ------------
Total paid losses                                151,782            336,440
Balance as of December 31, 2006, net of
 reinsurance                                     360,010          1,438,517
Plus: Reinsurance ceded and other(1)                 412             10,054
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2006, GROSS OF
 REINSURANCE                                    $360,422         $1,448,571
                                              ----------       ------------

(1) Reinsurance ceded and other includes claims and benefits payable balance that have either been [a] reinsured to third parties, [b] established for claims related expenses whose subsequent payment is not recorded as a paid claim, or [c] reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

Claims and benefits payable include claims in process as well as provisions for incurred but not reported claims. Such amounts are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, benefit changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.

Since claims and benefits payable include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior year" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior year" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.

The Group Term Life redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.

Group Disability claims and benefits payable show redundancies in all years due to actual claim recovery rates exceeding those assumed in prior year reserves.

LONG DURATION CONTRACTS

The Company's long duration contracts are comprised of pre-funded funeral life insurance policies and annuity contracts, life insurance policies no longer offered, and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting polices (see Note 2).

PRENEED BUSINESS -- INDEPENDENT DIVISION

Interest and discount rates for pre-funded funeral life insurance are level, vary by year of issuance and product, and ranged from 4.7% to 7.3% in 2006 and 2005 before provisions for adverse deviation, which ranged from 0.2% to 0.5% in both 2006 and 2005.

Interest and discount rates for traditional life insurance no longer offered vary by year of issuance and products and were 7.5% grading to 5.3% over 20 years in 2006 and 2005 with the exception of a block of pre-1980 business which had a level 8.8% discount rate in both 2006 and 2005.

Mortality assumptions are based upon pricing assumptions and modified to allow provisions for adverse deviation. Surrender rates vary by product and are based upon pricing assumptions.

Future policy benefit increases on pre-funded funeral life insurance policies ranged from 1.0% to 7.0% in 2006 and 2005. Some policies have future policy benefit increases, which are guaranteed or tied to equal some measure of inflation. The inflation assumption for most of these inflation-linked benefits was 3.0% in both 2006 and 2005 with the exception of most policies issued in 2006 and 2005 where the assumption was 2.3%. Traditional life products issued by the PreNeed business have level benefits.

The reserves for annuities issued by the independent division are based on assumed interest rates credited on deferred annuities, which vary by year of issue, and ranged from 2.0% to 5.5% in 2006 and 2005. Withdrawal charges, if any, generally range from 7.0% to 0% and grade to zero over a period of seven years for business issued in the United States. Canadian annuity products have a surrender charge that varies by product series and premium paying period, typically grading to zero after all premiums have been paid.

FFG AND LTC

The reserves for FFG and LTC are included in the company's reserves in accordance with Statement of Financial Accounting Standards No. 113, ACCOUNTING AND REPORTING FOR REINSURANCE OF SHORT-DURATION AND LONG-DURATION CONTRACTS ("FAS 113"). The Company maintains an offsetting reinsurance recoverable related to these reserves (see note 8).

SHORT DURATION CONTRACTS

The Company's short duration contracts are comprised of group term life, group disability, medical, dental, and credit life and disability. The principal products and services included in these categories are described in the summary of significant accounting polices (see note 2).

The Company's short duration group disability category includes short and long term disability products. Claims and benefits payable for long-term disability have been discounted at 5.25%. The December 31, 2006 and 2005 liabilities include $1,410,711 and $1,376,793, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2006 and 2005 are $445,004 and $445,984, respectively.

10. FAIR VALUE DISCLOSURES

Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS ("FAS 107") requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. These financial instruments may or may not be recognized in the consolidated balance sheets. In the measurement of the fair value of certain financial instruments, if quoted market prices were not available other valuation techniques were utilized. These derived fair value estimates are significantly affected by the assumptions used. Additionally, FAS 107 excludes certain financial instruments including those related to insurance contracts.

In estimating the fair value of the financial instruments presented, the Company used the following methods and assumptions:

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS: the carrying amount reported approximates fair value because of the short maturity of the instruments.

FIXED MATURITY SECURITIES: the fair value for fixed maturity securities, which includes both public and 144A securities, is based on quoted market prices, where available. For fixed maturity securities that are not actively traded, fair values are estimated using values obtained from independent pricing services or, in the case of private placements, excluding 144A securities, are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality, and maturity of the investments.

EQUITY SECURITIES: the fair value of equity securities and non-sinking fund preferred stocks is based on quoted market prices.

COMMERCIAL MORTGAGE LOANS AND POLICY LOANS: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying amounts of policy loans reported in the balance sheets approximate fair value.

OTHER INVESTMENTS: the fair values of joint ventures are based on financial statements provided by partnerships or members. The carrying amounts of the remaining other investments approximate fair value.

POLICY RESERVES UNDER INVESTMENT PRODUCTS: the fair values for the Company's policy reserves under the investment products are determined using cash surrender value.

COLLATERAL AND OBLIGATIONS UNDER SECURITIES LENDING: the fair values of securities lending assets and liabilities are based on quoted market prices.

SEPARATE ACCOUNT ASSETS AND LIABILITIES: separate account assets and liabilities are reported at their estimated fair values in the balance sheet.

OTHER ASSETS: a derivative instrument, the Consumer Price Index Cap, is recorded in other assets. The fair value of this derivative is based on quoted market prices.

                                                                        DECEMBER 31, 2006                DECEMBER 31, 2005
                                                                   CARRYING                         CARRYING
                                                                    VALUE            FAIR VALUE      VALUE            FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
 Cash and cash equivalents                                            $75,233            $75,233       $19,042            $19,042
 Fixed maturities                                                   2,915,346          2,915,346     3,488,415          3,488,415
 Equity securities                                                    320,010            320,010       318,120            318,120
 Commercial mortgage loans on real estate                             750,283            774,030       758,966            815,753
 Policy loans                                                           7,840              7,840         9,773              9,773
 Short-term investments                                                48,141             48,141        80,329             80,329
 Collateral held under securities lending                             176,937            176,937       384,141            384,141
 Other investments                                                     87,323             87,323        61,024             61,024
 Other assets                                                           6,451              6,451         8,753              8,753
 Assets held in separate accounts                                   3,020,811          3,020,811     3,200,233          3,200,233
FINANCIAL LIABILITIES
 Policy reserves under investment products (Individual and
  group annuities, subject to discretionary withdrawal)              $355,178           $352,809      $616,733           $609,603
 Obligations under securities lending                                 176,937            176,937       384,141            384,141
 Liabilities related to separate accounts                           3,020,811          3,020,811     3,200,233          3,200,233

The fair value of the Company's liabilities for insurance contracts other than investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the

Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

11. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Parent sponsors a defined benefit pension plan and certain other post retirement benefits covering employees and certain agents who meet eligibility requirements as to age and length of service. Plan assets of the defined benefit plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension cost allocated to the Company amounted to $8,240, $7,881 and $9,409 for 2006, 2005 and 2004, respectively.

The Company participates in a contributory profit sharing plan, sponsored by the Parent, covering employees and certain agents who meet eligibility requirements as to age and length of service. Benefits are payable to participants on retirement or disability and to the beneficiaries of participants in the event of death. For employees hired on or before December 31, 2000, the first 3% of an employee's contribution is matched 200% by the Company. The second 2% is matched 50% by the Company. For employees hired after December 31, 2000, the first 3% of an employee's contribution is matched 100% by the Company. The second 2% is matched 50% by the Company. The amount expensed was $5,688, $5,656 and $5,462 for 2006, 2005 and 2004, respectively.

With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by the Parent. Health care benefits, either through the Parent's sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993. The Company made contributions to the postretirement benefit plans of $0, $0 and $1,767 in 2006, 2005 and 2004, respectively, as claims were incurred. During 2006, 2005 and 2004 the Company incurred expenses related to retirement benefits of $1,532, $1,505 and $4,333, respectively.

12. DEFERRED POLICY ACQUISITION COSTS

Information about deferred policy acquisition costs follows:

                                              DECEMBER 31,
                                2006             2005              2004
--------------------------------------------------------------------------------
Beginning Balance              $123,222          $116,060          $103,606
Transfer of Canadian
 Business                       (45,690)               --                --
Costs deferred                   27,874            78,432            78,106
Amortization                    (41,772)          (72,726)          (68,508)
Foreign currency
 translation                        (63)            1,456             2,856
                             ----------       -----------       -----------
             ENDING BALANCE     $63,571          $123,222          $116,060
                             ----------       -----------       -----------

13. GOODWILL AND VALUE OF BUSINESS ACQUIRED

Information about goodwill and value of business acquired (VOBA) are as follows:

                                        GOODWILL FOR THE YEAR ENDED                         VOBA FOR THE YEAR ENDED
                                                DECEMBER 31,                                     DECEMBER 31,
                                   2006             2005             2004            2006            2005            2004
---------------------------------------------------------------------------------------------------------------------------------
Beginning Balance                 $164,643         $156,143         $157,024         $33,965         $39,413         $45,710
 Transfer of Canadian Business      (7,817)              --               --          (2,692)             --              --
 Dental mergers (see Note 1)            --            8,594               --              --              --              --
 Acquisitions (Dispositions)            --             (340)              --              --              --              --
 Amortization, net of interest          --               --               --          (4,603)         (5,532)         (6,503)
  accrued
 Foreign Currency Translation           (9)             246             (881)             (3)             84             206
                                ----------       ----------       ----------       ---------       ---------       ---------
                ENDING BALANCE    $156,817         $164,643         $156,143         $26,667         $33,965         $39,413
                                ----------       ----------       ----------       ---------       ---------       ---------

As of December 31, 2006, the majority of the outstanding balance of VOBA relates to the Company's pre-funded funeral insurance business. VOBA in this segment assumes an interest rate ranging from 6.5% to 7.5%.

At December 31, 2006 the estimated amortization of VOBA for the next five years is as follows:

YEAR                                                                AMOUNT $
--------------------------------------------------------------------------------
2007                                                                  3,851
2008                                                                  3,051
2009                                                                  2,272
2010                                                                  1,799
2011                                                                  1,638

14. OTHER COMPREHENSIVE INCOME

The Company's components of other comprehensive income (loss) net of tax at December 31 are as follows:

                                                            FOREIGN CURRENCY        UNREALIZED GAINS        ACCUMULATED OTHER
                                                              TRANSLATION             (LOSSES) ON             COMPREHENSIVE
                                                               ADJUSTMENT              SECURITIES                 INCOME
---------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2003                                      $3,933                 $152,469                 $156,402
Activity in 2004                                                   2,784                   13,489                   16,273
                                                                --------               ----------               ----------
Balance at December 31, 2004                                       6,717                  165,958                  172,675
Dental Merger (See Note 2)                                            --                       34                       34
Activity in 2005                                                     300                  (53,480)                 (53,180)
                                                                --------               ----------               ----------
Balance at December 31, 2005                                       7,017                  112,512                  119,529
Transfer of Canadian Business                                     (7,227)                 (11,729)                 (18,956)
Activity in 2006                                                     151                  (38,445)                 (38,294)
                                                                --------               ----------               ----------
Balance at December 31, 2006                                        $(59)                 $62,338                  $62,279
                                                                --------               ----------               ----------

15. RELATED PARTY TRANSACTIONS

The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology and other administrative functions. The fees paid to the Parent for these services for years ended December 31, 2006, 2005 and 2004, were $36,181, $32,103 and $27,940, respectively. Net expenses paid to affiliates were $33,245, $38,846 and $34,462, for the years ended December 31, 2006, 2005 and 2004. Information technology expenses were $44,470, $56,866 and $51,295 for years ended December 31, 2006, 2005 and 2004, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on its own.

The Company assumes pre-funded funeral business from its affiliate, United Family Life Insurance Company ("UFL"). The Company has assumed premium from UFL of $9,838, $12,215 and $15,136 in 2006, 2005 and 2004, respectively. The Company assumed $548,472 and $572,790 of reserves in 2006 and 2005, respectively, from UFL.

The Company assumes group disability business from its affiliate, Union Security Life Insurance Company of New York ("USLIC"). The Company assumed $6,916, $6,588 and $6,526 of premium from USLIC in 2006, 2005 and 2004, respectively. The Company assumed $29,151 and $24,879 of reserves in 2006 and 2005, respectively, from USLIC.

On April 1, 2006, the Company transferred the assets and liabilities related to its Canadian operations to ALOC, an indirectly wholly owned subsidiary of the Parent, in exchange for ALOC common stock equal to the fair value of the net assets transferred. The Company transferred assets of approximately $473,000 and liabilities of approximately $400,000 related to its Canadian operations to ALOC for the purpose of re-domesticating its Canadian operations to Canada. In return, the Company received approximately $75,000 of ALOC common stock which was then sold to the Parent. In addition, there was a reinsurance agreement between the Company and ALOC for the existing insurance in force in which the Company was relieved of any liability to the insured. As a result of these transactions, the Company recognized an increase to equity of approximately $2,000.

16. COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries lease office space and equipment under operating lease arrangements. Certain facility leases contain escalation clauses based on increases in the lessors' operating expenses. At December 31, 2006, the aggregate future minimum lease payment under operating lease agreements that have initial or non-cancelable terms in excess of one year are:

2007                                                                      $8,350
2008                                                                       7,670
2009                                                                       6,531
2010                                                                       6,092
2011                                                                       5,032
Thereafter                                                                   625
                                                                       ---------
                                  TOTAL MINIMUM FUTURE LEASE PAYMENTS    $34,300
                                                                       ---------

Rent expense was $8,713, $9,699 and $10,904 for 2006, 2005 and 2004
respectively.

The Company is regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation, the Company does not believe that any pending matter will have a material adverse effect on the Company's business, financial condition or results of operations.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Fortis Benefit's By-Laws provide for indemnity and payment of expenses of Fortis Benefits's officers, directors and employees in connection with certain legal proceedings, judgments, and settlements arising by reason of their service as such, all to the extent and in the manner permitted by law. Applicable Iowa law generally permits payment of such indemnification and expenses if the person seeking indemnification has acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company and if such person has received no improper personal benefit, and in a criminal proceeding, if the person seeking indemnification also has no reasonable cause to believe his conduct was unlawful.

     There are agreements in place under which the underwriter and affiliated persons of the Registrant may be indemnified against liabilities arising out of acts or omissions in connection with the offer of the Contracts; provided however, that so such indemnity will be made to the underwriter or affiliated persons of the Registrant for liabilities to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                       DESCRIPTION                                    METHOD OF FILING
------------------------------------------------------------------------------------------------------------
    1       Underwriting Agreement                          Incorporated by reference to Post-Effective
                                                            Amendment No. 7 to the Registration Statement
                                                            File No. 333-43805 filed with the Commission on
                                                            April 4, 2002.
    3  (a)  Articles of Incorporation                       Incorporated by reference to Post-Effective
                                                            Amendment No. 14 to the Registration Statement
                                                            File No. 333-79701 filed with the Commission on
                                                            October 21, 2005.
    3  (b)  By-laws                                         Incorporated by reference to Post-Effective
                                                            Amendment No. 14 to the Registration Statement
                                                            File No. 333-79701 filed with the Commission on
                                                            October 21, 2005.
    4       Variable Annuity Contract                       Incorporated by reference to the initial
                                                            Registration Statement File No. 333-63935 filed
                                                            with the Commission on November 2, 1995.
    5       Opinion re legality                             Filed herewith.
   21       Subsidiaries of the Registrant                  Incorporated by reference to Post-Effective
                                                            Amendment No. 15 to Registration Statement File
                                                            No. 333-79701 filed with the Commission on April
                                                            7, 2006.
   23  (a)  Legal Consent                                   Filed herewith as Exhibit 5.
   23  (b)  Consent of PricewaterhouseCoopers LLP,          Filed herewith.
            Independent Registered Public Accounting Firm
   24       Copy of Power of Attorney                       Filed herewith.

ITEM 17.  UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:
       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
              i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
              ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 9th day of April, 2007.

UNION SECURITY INSURANCE COMPANY

By:    P. Bruce Camacho                     *By:   /s/ Richard J. Wirth
       -----------------------------------         -----------------------------------
       P. Bruce Camacho                            Richard J. Wirth
       President and Chief Executive               Attorney-in-Fact
       Officer*

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Alan W. Feagin
 Director*
Robert B. Pollock
  Chairman of the Board, Director*
Michael J. Peninger
  Director*                                                        *By:   /s/ Richard J. Wirth
                                                                          -----------------------------------
Ranell M. Jacobson                                                        Richard J. Wirth
 Treasurer, Principal Accounting                                          Attorney-in-Fact
 Officer, and Principal Financial Officer*
Lesley G. Silvester
  Director*                                                        Date:  April 9, 2007
P. Bruce Camacho
  President and Chief Executive Officer*

333-

                                 EXHIBIT INDEX

        5  Opinion and Consent of Douglas R. Lowe, Esq., corporate counsel of Union Security Insurance Company.
    23(a)  Legal Consent filed as part of Exhibit 5.
    23(b)  Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
       24  Copy of Power of Attorney.